EXHIBIT 2.1 - AGREEMENT AND PLAN OF MERGER


                                                                [EXECUTION COPY]

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                          AGREEMENT AND PLAN OF MERGER




                         dated as of September 24, 1997




                                  by and among




                                   VIAD CORP,




                             GAME ACQUISITION CORP.




                                       and




                           GAME FINANCIAL CORPORATION






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                                TABLE OF CONTENTS


                                    ARTICLE I
                                   THE MERGER

Section 1.1. The Merger.....................................................1
Section 1.2. Effects of the Merger..........................................2
Section 1.3. Effective Time.................................................2
Section 1.4. Closing........................................................2

                                   ARTICLE II
                            THE SURVIVING CORPORATION

Section 2.1. Articles of Incorporation; By-laws.............................2
Section 2.2. Directors and Officers.........................................2

                                   ARTICLE III
                              CONVERSION OF SHARES

Section 3.1. Conversion of Shares in the Merger.............................2
Section 3.2. Terms of Exchange..............................................3
Section 3.3. Stock Transfer Books...........................................6
Section 3.4. Stock Options, Warrants, Rights or Other Agreements............6
Section 3.5. Dissenting Shares..............................................7
Section 3.6. Escrow of Dachis Shares........................................7

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1. Organization and Qualification.................................7
Section 4.2. Company Stock..................................................8
Section 4.3. Subsidiaries...................................................8
Section 4.4. Authority; Non-Contravention; Approvals........................9
Section 4.5. Reports and Financial Statements..............................10
Section 4.6. Absence of Undisclosed Liabilities............................11
Section 4.7. Absence of Certain Changes or Events..........................11
Section 4.8. Litigation....................................................11
Section 4.9. Accuracy of Proxy Statement...................................11
Section 4.10. No Violation of Law..........................................12
Section 4.11. Compliance with Organizational Document......................12
Section 4.12. State Takeover Statutes......................................12
Section 4.13. Vote Required................................................12
Section 4.14. Intellectual Property........................................12
Section 4.15. Validity of Contracts........................................13
Section 4.16. Customers and Suppliers......................................15
Section 4.17. Indebtedness To and From Officers, Directors and Others......15
Section 4.18. Licenses and Permits.........................................15
Section 4.19. Taxes and Returns............................................16


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Section 4.20. ERISA Related Matters........................................17
Section 4.21. Labor and Employment Matters.................................19
Section 4.22. Tax-Free Structure...........................................20
Section 4.23. Advisors and Investment Bankers..............................20
Section 4.24. Un-bank Agreements...........................................20
Section 4.25. Complete Disclosure..........................................20

                                    ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB AND PARENT

Section 5.1. Organization and Qualification................................21
Section 5.2. Parent Common Stock...........................................21
Section 5.3. Authority; Non-Contravention; Approvals.......................22
Section 5.4. Reports and Financial Statements..............................23
Section 5.5. Absence of Undisclosed Liabilities............................23
Section 5.6. Absence of Certain Changes or Events..........................23
Section 5.7. Registration Statement........................................24
Section 5.8. No Violation of Law...........................................24
Section 5.9. Litigation....................................................24
Section 5.10. Compliance with Agreements...................................24
Section 5.11. Taxes and Returns............................................25
Section 5.12. Advisors and Investment Bankers..............................25
Section 5.13. Pooling Structure............................................25
Section 5.14. Complete Disclosure..........................................25

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1. Conduct of Business by the Company Pending the Merger.........25

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1. Access to Information.........................................27
Section 7.2. No Solicitation...............................................27
Section 7.3. Registration Statement; Prospectus/Proxy Statement............28
Section 7.4. Stockholders' Approval........................................30
Section 7.5. The New York Stock Exchange...................................30
Section 7.6. Expenses......................................................30
Section 7.7. Agreement to Cooperate........................................30
Section 7.8. Confidentiality...............................................31
Section 7.9. Tax Treatment.................................................31
Section 7.10. Pooling......................................................32
Section 7.11. Affiliates Agreements........................................32
Section 7.12. Directors and Officers Insurance.............................32
Section 7.13. Continuation of Indemnities; No Circular Indemnities.........32
Section 7.14. Recovering Drawer Shortages..................................32


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                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

Section 8.1. Conditions to Each Party's Obligation to Effect the Merger....33
Section 8.2. Conditions to Obligation of the Company to Effect the Merger..34
Section 8.3. Conditions to Obligation of Parent and Acquisition Sub to
             Effect the Merger.............................................35

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1. Termination...................................................38
Section 9.2. Effect of Termination or Abandonment..........................40

                                    ARTICLE X
                                 INDEMNIFICATION

Section 10.1. Indemnification..............................................42
Section 10.2. Participation in Litigation..................................43
Section 10.3. Claims Procedure.............................................43
Section 10.4. Payment of Indemnification Losses............................44
Section 10.5. Limitations on Liability.....................................44

                                   ARTICLE XI
                               DISPUTE RESOLUTION

Section 11.1. Representatives..............................................44
Section 11.2. Mediation....................................................45
Section 11.3. Arbitration..................................................45

                                   ARTICLE XII
                               GENERAL PROVISIONS

Section 12.1. Definitions..................................................47
Section 12.2. Amendment and Modification...................................47
Section 12.3.  Waiver......................................................47
Section 12.4. Survival.....................................................48
Section 12.5. Notices......................................................48
Section 12.6. Binding Effect; Assignment...................................50
Section 12.7. Expenses.....................................................50
Section 12.8. Governing Law................................................50
Section 12.9. Interpretation...............................................50
Section 12.10. Entire Agreement............................................51
Section 12.11. Severability................................................51
Section 12.12. Specific Performance........................................51
Section 12.13. Advice of Counsel...........................................51
Section 12.14. Disclosure Schedules........................................52
Section 12.15. Counterparts................................................52
Section 12.16. Parties in Interest.........................................52


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Schedule A          Definitions

Exhibit A           Opinion of Counsel to Parent and Acquisition Sub

Exhibit B           Opinion of Counsel to the Company

Exhibit C           Form of Assignment of Intellectual Property

Exhibit D           Form of Affiliate Agreement


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                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER, dated as of September 24, 1997 (this "Agreement"), is by and among VIAD CORP, a Delaware corporation ("Parent"), GAME ACQUISITION CORP., a Minnesota corporation and a wholly-owned subsidiary of Parent or a subsidiary of Parent formed prior to the Closing Date ("Acquisition Sub") and GAME FINANCIAL CORPORATION, a Minnesota corporation (the "Company").

                                    RECITALS:

                  WHEREAS, the respective Boards of Directors of Parent and the Company have approved the merger of Acquisition Sub with and into the Company pursuant to the terms and conditions set forth in this Agreement;

                  WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, the Company has granted to Parent an option to acquire common stock of the Company pursuant to a Stock Option Agreement with the Parent ("Stock Option Agreement");

                  WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the Company's shareholders have granted to Parent an irrevocable proxy to vote the common stock of the Company owned by such shareholder's pursuant to an Irrevocable Proxy Agreement ("Irrevocable Proxy Agreement"); and

                  WHEREAS, as a condition and inducement to Parent and Acquisition Sub entering into this Agreement, concurrently with the execution and delivery of this Agreement, Gary A. Dachis, a significant shareholder of the Company (together with his successor and assigns, "Dachis") has entered into the Selling Shareholder's Agreement ("Selling Shareholder's Agreement") with the Parent.

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, Parent, Acquisition Sub and the Company, intending to be legally bound hereby, agree as follows (capitalized terms used herein and not defined in the text hereof shall have the meanings set forth in Schedule A, attached hereto and incorporated herein):

                                    ARTICLE I

                                   THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the Minnesota Corporation Law ("MCL"), Acquisition Sub shall be merged with and into the Company in accordance with this Agreement (the "Merger"). The Company shall be the surviving corporation in the Merger as a wholly-owned subsidiary of Parent (hereinafter sometimes referred to as the "Surviving Corporation"). The parties shall prepare, execute or file an appropriate certificate of merger (the "Certificate of Merger") to comply with the requirements of the MCL and the separate existence of Acquisition Sub shall thereupon cease.


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         Section 1.2. Effects of the Merger. The Merger shall have the effects set forth in Section 302A.641 of the MCL.

         Section 1.3. Effective Time. The Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with the applicable provisions of the MCL, or at such later time as may be specified in the Articles of Merger. The Articles of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. The time when the Merger shall become effective is herein referred to as the "Effective Time".

         Section 1.4. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Bryan Cave LLP, 2800 North Central Avenue, Phoenix Arizona 85004 at 10:00 A.M. Phoenix time on the first Business Day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall mutually agree (the "Closing Date"), but in no event later than the Termination Date.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1. Articles of Incorporation; By-laws. At the Effective Time of the Merger, the Articles of Incorporation and By-Laws, respectively, of the Surviving Corporation shall be amended and restated in their entirety to read as the Articles of Incorporation and By-Laws of Acquisition Sub.

         Section 2.2. Directors and Officers. (a) At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of the directors of Acquisition Sub.

                  (b) At the Effective Time, the officers of the Surviving Corporation shall be the officers of Acquisition Sub, provided, however that Dachis shall be the President of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         Section 3.1. Conversion of Shares in the Merger. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company except as set forth in this Section 3.1, subject to the other provisions of this Article III, each share of common stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time ("Company Common Stock") (excluding any treasury shares and Dissenting Shares) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock, $1.50 par value, of Parent ("Parent Common Stock") equal to the Game Price divided by the Viad Price (as such terms are defined in Schedule A), subject to adjustment as set forth in subparagraph (b) below (such number being referred to hereinafter as the "Exchange Ratio").

                  (b) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly


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adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (c) If the Viad Price is greater than $21.20 per share, the Company may elect to terminate this Agreement upon written notice to the Parent. If the Viad Price is less than $17.20 per share, the Parent may elect to terminate this Agreement upon written notice to the Company. Any election to terminate pursuant to this subparagraph (c) must be made within one Business Day after the determination of the Viad Price.

                  (d) At the Effective Time, all shares of Company Common Stock issued and outstanding shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration. The holders of certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to shares of Company Common Stock except as otherwise provided herein or by Applicable Law. Certificates previously evidencing shares of Company Common Stock shall be exchanged for certificates evidencing whole shares of Parent Common Stock issued in consideration therefor in accordance with the procedures of this Section 3.1 and upon the surrender of such certificates in accordance with the provisions of
Section 3.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment or an adjustment in the number of shares issued shall be made pursuant to Section 3.2(e).

                  (e) At the Effective Time, each outstanding share of the Common Stock of Acquisition Sub shall automatically be converted into a share of Common Stock of the Surviving Corporation and such shares shall continue to be owned by Parent or a wholly-owned subsidiary of Parent.

         Section 3.2. Terms of Exchange.

                  (a) Exchange Agent. Promptly after completion of the procedures set forth in Section 3.1, but prior to the Effective Time, Parent or Acquisition Sub shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article III, through the Exchange Agent, (i) certificates (containing appropriate legends, if any) evidencing such number of shares of Parent Common Stock required to be delivered hereunder and (ii) if appropriate, cash in an amount as estimated by the Exchange Agent as necessary to pay for fractional shares (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock and cash out of the Exchange Fund in accordance with Section 3.1. The Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to promptly mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificate") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates


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evidencing shares of Parent Common Stock. Subject to Section 3.6 and the Selling
Shareholder's Agreement, upon surrender of a Certificate for cancellation to the Exchange Agent (or, in lieu thereof, delivery to the Exchange Agent of an appropriate affidavit of loss and such other documents as may be required under
Section 3.2(i)) together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive, and shall instruct the Exchange Agent to promptly deliver, in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate in accordance with Section 3.1, (B) cash or whole shares in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c) (the shares of Parent Common Stock, dividends, distributions and cash described in clauses (A), (B) and (C) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be canceled.

                  In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Parent Common Stock and/or cash may be issued and/or paid in accordance with this Article III to a transferee if the Certificates evidencing such shares of Company Common Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive the Merger Consideration upon such surrender.

                  (c) Parent Distribution with Respect to Unsurrendered Certificates of the Company. No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate or complies with Section 3.2(i).

                  Subject to the effect of Applicable Laws, Section 3.6 and the Selling Shareholder's Agreement, following surrender of any such Certificate or compliance with Section 3.2(i), there shall be paid to the holder of such Certificates promptly (i) the Merger Consideration and (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. No interest shall be paid on the Merger Consideration or any dividends or other distributions.

                  (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (e) No Fractional Shares. (i) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 3.2, shall either (A) be paid an amount in cash

(without interest), rounded to the nearest cent, determined by multiplying (1) the Viad Price by (2) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) or (B) be issued a whole share in lieu of any fractional share larger than or equal to one half share and no shares for shares smaller than one half share, at the sole discretion of the Parent.

                           (ii) As soon as practicable after the determination
of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such cash amounts to such holders of Company Common Stock subject to and in accordance with this Agreement.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration to which they are entitled.

                  (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock or cash (or dividends or distributions with respect thereto) from the Exchange Fund delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. Parent and/or the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as Parent and/or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent and/or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and/or the Surviving Corporation.

                  (i) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation (which determination may be delegated to the Exchange Agent), the posting by such person of a bond in such amount as the Surviving Corporation or such Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         Section 3.3. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Exchange Agent, Parent or the Surviving Corporation for any reason shall be converted into the Merger Consideration.

         Section 3.4. Stock Options, Warrants, Rights or Other Agreements. (a) At the Effective Time, each issued and outstanding stock option, warrant, right or other agreement to purchase or sell any capital stock of the Company granted by the Company which has, pursuant to the terms of the grant, vested with the holder thereof (collectively, the "Options") shall be automatically converted, without any action by the Option holders, into an option to purchase, on the same terms and conditions as were applicable to such Options immediately prior to the Effective Time (including any existing vesting schedules) under the terms of the option plans of the Company existing immediately prior to the Effective Time (which shall survive the Effective Time and shall be the obligation of the Surviving Corporation), a number of Parent Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Option times (ii) the Exchange Ratio; at an exercise price per share (rounded upward to the nearest full cent) equal to a fraction, (A) the numerator of which is equal to the exercise price of such Option by (B) the denominator which is the Exchange Ratio. At the Effective Time, the holders of Options shall cease to have any rights with respect to shares of Company Common Stock and will only have rights with respect to Parent Common Stock set forth in this Section 3.4(a).

                  (b) The Company shall take such actions as are necessary to ensure that from and after the date hereof none of the Company, the Surviving Corporation or any of their respective subsidiaries is or will be bound by any Options which would entitle any person, other than Parent or its wholly owned Subsidiaries, to beneficially own, or receive any payments in respect of (other than as otherwise contemplated by Section 3.1 hereof), any capital stock of the Company or the Surviving Corporation.

         Section 3.5. Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with MCL ss. 302A.471 (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive from the Company payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such MCL ss. 302A.471, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such MCL ss. 302A.471 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such shares of Company Common Stock. The Company shall give Parent prompt notice of any demands for appraisals received by the Company.

         Section 3.6. Escrow of Dachis Shares. Certificates representing Parent Common Stock, with a value (based upon the Viad Price at the Effective Time) equal to sum of the Maximum Indemnification Amount and the Software Fee, which would have otherwise been issued to Dachis in accordance with the procedures of
Section 3.1, shall be held in escrow by the Escrow Agent, with the other Escrowed Consideration pursuant to the terms of the Escrow Agreement. Except as otherwise provided in the Escrow Agreement, the Escrow Agent shall hold the Escrowed Consideration for one year following the Closing Date and shall only release such Escrowed Consideration pursuant to the terms of the Escrow Agreement. Any amounts held in escrow and not payable to Parent or subject to claim of Parent at the end of such escrow period will be paid to Dachis; provided, however, that except as expressly provided in the Selling Shareholder's Agreement, such payment to Dachis will not release Dachis from any liabilities under the Selling Shareholder's Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Acquisition Sub as follows:

         Section 4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as they are now being conducted. The Company is qualified to do business and is in good standing in each State listed in Section 4.1 of the Company Disclosure Schedule and, without limiting the foregoing, to the best knowledge of the Company, is qualified to do business with the Native American Tribes set forth in Section 4.1 of the Company Disclosure Schedule. The Company does not own, lease or operate property or otherwise conduct business in any State or Native American Tribe which is not listed in Section 4.1 of the Company Disclosure Schedule.

         Section 4.2. Company Stock. (a) The Company has 10,000,000 authorized shares of Common Stock, of which 4,522,522 shares are outstanding as of August 31, 1997, all of which are or shall be validly issued and are fully paid, nonassessable and free of preemptive rights, and 1,000,000 shares of Preferred Stock, none of which have been issued or are outstanding. Except as set forth in
Section 4.2 of the Company Disclosure Schedule, as of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment except pursuant to this Agreement. Except for the Stock Option Agreement or set forth in Section 4.2 of the Company Disclosure Schedule, there are no commitments, understandings, restrictions or arrangements obligating the Company to purchase, redeem or acquire, or register under any securities law any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe to any shares of capital stock of the Company.

                  (b) Except as set forth in Section 4.2 of the Company Disclosure Schedule and except for any obligations in connection with this Agreement, there are not as of the date hereof and there will not be at the Closing Date any stockholder agreement, voting trust or other agreements or understandings to which the Company or any of the Significant Shareholders of the Company are a party or to which any of them is bound relating directly or indirectly to any Company Common Stock or other capital stock. Except as stated in Section 4.2 of the Company Disclosure Schedule, there has not been, and there will not have been on the Closing Date, any change in the equity interest of the Common Stock or other capital stock of the Company since June 30, 1994. For purposes of this subsection, "any change in the equity interest of the Common Stock or other capital stock of the Company" includes but is not limited to: distributions to shareholders of any dividends; additional issuances, exchanges or retirements of stock; reacquisition of shares (treasury shares); grants, exercises, or cancellation of stock options; outstanding warrants; and spin-offs.

         Section 4.3. Subsidiaries. Each Subsidiary of the Company is set forth in Section 4.3 of the Disclosure Schedule, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company has never had a Subsidiary that is not listed in
Section 4.3 of the Company Disclosure Schedule as a Subsidiary of the Company. Except as set forth in Section 4.3 of the Company Disclosure Schedule, each of such Subsidiaries is qualified to do business in the State(s) set forth in
Section 4.3 of the Company Disclosure Schedule and, without limiting the foregoing, to the best knowledge of the Company, is qualified to do business with the Native American Tribes set forth in Section 4.3 of the Company Disclosure Schedule. Any such Subsidiary does not own, lease or operate properties, or otherwise conduct business in any State or to the best knowledge of the Company, with any Native American Tribe which is not listed in Section
4.3 of the Company Disclosure Schedule. Except as set forth in Section 4.3 of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Each then existing Subsidiary of the Company is listed in Exhibit 21 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Company 10-KSB" and, together with those reports listed on Section 4.3 of the Company Disclosure Schedule filed by Company with the SEC under the Exchange Act after the Company 10-KSB and prior to the date of this Agreement, the "Recent Company Reports"). As of the date hereof and as of the Closing Date, there are no outstanding stock appreciation rights, subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. Section 4.3 of the Company's Disclosure Schedule sets forth a complete list of all corporations, partnerships, joint ventures and other business entities in which the Company or any of its Subsidiaries directly or indirectly owns an interest and such Subsidiaries' direct and indirect share, partnership or other ownership interest of each such entity.

         Section 4.4. Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into this Agreement and the Stock Option Agreement and subject to Company Stockholders' Approval and the Company Required Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby, except for the receipt of the Company Stockholders' Approval and the obtaining of the Company Required Approvals. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition Sub, constitutes valid and legally binding agreements of the Company enforceable against it in accordance with their respective terms, except to the extent that enforcement may be limited by the laws of bankruptcy or insolvency, or laws relating to creditors' remedies generally.

                  (b) Except as set forth in Section 4.4 of the Company's Disclosure Schedule, the execution and delivery of this Agreement and the Stock Option Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of the Company ("Company Charter Documents") or any of its Subsidiaries, (ii) subject to obtaining the Company Required Approvals and the receipt of the Company Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (other than a Native American Authority), or, to the best knowledge of the Company, any Native American Authority, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

                  (c) Except for (i) the filings by the Company required by Title II of the HSR Act, (ii) the filing of the Proxy Statement with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities,
(iii) the filing of necessary certificates with the State of Minnesota in connection with the Merger and (iv) any approval required with respect to any license or permit required as a result of this Agreement or the transactions contemplated hereby (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority (other than a Native American Authority), and to the best knowledge of the Company, any Native American Authority, is necessary for the execution and delivery of this Agreement and the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for such declarations, filings, registrations, notices, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have or may have a Company Material Adverse Effect or material adverse effect on the properties, assets, business, financial condition, results of operations or prospects of the Parent and/or its Subsidiaries ("Parent Adverse Impact").

         Section 4.5. Reports and Financial Statements. Since December 31, 1992, the Company and each of its Subsidiaries have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of the Company's and its Subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder ("Company Reports"). The Company has delivered to Parent true and complete copies of its (a) Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by the Company or any of its Subsidiaries with the SEC from January 1, 1993 until the date hereof, (b) proxy and information statements relating to all meetings of its stockholders (whether annual or special) and actions by written consent in lieu of a stockholders' meeting from January 1, 1993 until the date hereof and (c) all other reports or registration statements filed by Company or its Subsidiaries with the SEC from January 1, 1993, until the date hereof (collectively, the "Company SEC Reports"), and (d) audited consolidated financial statements for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the three months ended March 31, 1997 and the six months ended June 30, 1997 (collectively the "Recent Company Financial Statements") and will deliver copies to the Parent of all Company Reports filed after the date hereof but before the Closing Date. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports and the Recent Company Financial Statements (collectively, the "Company Financial Statements") fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year end and audit adjustments and any other adjustments described therein.

         Section 4.6. Absence of Undisclosed Liabilities. Except as set forth in
Section 4.6 of the Company's Disclosure Schedule or in the Recent Company Reports, neither the Company nor any of its Subsidiaries had at December 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Recent Company Financial Statements or reflected in the notes thereto or (b) which were incurred after December 31, 1996, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect or Parent Adverse Impact, (ii) have been discharged or paid in full prior to the date hereof, or
(iii) would not be required to be disclosed in the Company Financial Statements or the notes thereto.

         Section 4.7. Absence of Certain Changes or Events. Except as set forth in Section 4.7 of the Company's Disclosure Schedule or in the Recent Company Reports, since December 31, 1996, there has not been any material adverse change in the business, financial condition or the results of operations of the Company and its Subsidiaries, taken as a whole that would result in a Company Material Adverse Effect or Parent Adverse Impact and the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

         Section 4.8. Litigation. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements, or Section 4.8 of the Company's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened, nor to the knowledge of the Company are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its Subsidiaries, which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect; (b) there have not been any developments since December 31, 1996 with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; and (c) except as contemplated by the Company Required Approvals, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any, Governmental Authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Company Material Adverse Effect or Parent Adverse Impact.

         Section 4.9. Accuracy of Proxy Statement. The proxy statement to be distributed in connection with the Company Stockholders' Meeting ("Proxy Statement") and which shall be included in the Registration Statement will not at the time of the mailing of the Proxy Statement and any amendment or supplement thereto (unless the same is corrected prior to the Company Stockholders' Meeting), and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment or supplement thereto or any earlier communication to stockholders of the Company with respect to the transactions contemplated by this Agreement. The Proxy Statement will comply as to form in all material respects with all Applicable Laws, including the provisions of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to information supplied by Parent or Acquisition Sub or their representatives specifically for inclusion in the Proxy Statement.

         Section 4.10. No Violation of Law. Except as set forth in Section 4.10 of the Company's Disclosure Schedule or the Recent Company Reports, neither the Company nor any of its Subsidiaries has violated, is in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for (a) violations which in the aggregate would not have a Company Material Adverse Effect or Parent Adverse Impact and (b) subject to Section 4.18, any violations which arise solely from the failure by the Company or any of its Subsidiaries to obtain Company Approvals from any Native American Authority.

         Section 4.11. Compliance with Organizational Document. Except as disclosed in the Recent Company Reports, the Recent Company Financial Statements or Section 4.11 of the Company's Disclosure Schedule, the Company and each of its Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under the respective charters or By-laws of the Company or any of its Subsidiaries.

         Section 4.12. State Takeover Statutes. The Board of Directors of the Company has approved the Merger and any related transactions and the provisions of MCL ss. 302A.671 will not prevent, and the provisions of MCL 302A.675 will not impair, impede or prevent, any transaction contemplated hereby, including the grant of the irrevocable proxy contemplated by the Irrevocable Proxy Agreement.

         Section 4.13. Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger or the other transactions contemplated herein.

         Section 4.14. Intellectual Property. Set forth on Section 4.14 of the Company Disclosure Schedule is a complete list of each patent, trademark or service mark registration, copyright registration and applications therefor, and a complete list of all software (including any software being developed by or for the Company) owned, used, licensed, or assigned by or to the Company which is used in or is reasonably necessary to conduct the business and operations of the Company and its Subsidiaries ("Intellectual Property"). Except as set forth on Section 4.14 of the Company Disclosure Schedule:

                  (a) The Company or its Subsidiaries are the sole and exclusive owner of, or has the unrestricted right to use, any and all Intellectual Property and all items of Intellectual Property are valid and subsisting and
Section 4.14 of the Company Disclosure Schedule identifies the owner, licensor and licensee of each item of Intellectual Property, as applicable;

                  (b) The conduct of the business and operations of the Company and its Subsidiaries and the ownership, manufacture, purchase, sale, licensing, use and performance of the products or services of the Company and its Subsidiaries do not contravene, conflict with, violate or infringe upon any patent, trademark, service mark, copyright or other intellectual property right of a third party and no proprietary information or trade secret has been misappropriated by the Company or any of its Subsidiaries from any third party. In addition, the use, licensing or sale by or to the Company as its Subsidiaries of any of the Intellectual Property does not require the acquiescence, agreement or consent of any third party;

                  (c) To the Company's knowledge, the Intellectual Property and the Company's products and services are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and the Intellectual Property is not being infringed upon or violated by any third party;

                  (d) With respect to any software included in the Intellectual Property, the occurrence in or use by such software of dates on or after January 1, 2000, will not adversely affect the performance of the software in any material way with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) ("Year 2000 Problem"), and the software will create, store and generate output data related to or including dates on or after January 1, 2000, without errors or omissions;

                  (e) Each item of software owned, used or licensed by the Company and its Subsidiaries is fully operative, sufficiently developed and is currently capable of performing its intended application(s) as described in
Section 4.14 of the Company Disclosure Schedule; and

                  (f) The Intellectual Property is sufficient, fit and adequate for the reasonably anticipated or intended future business and operations of the Company and its Subsidiaries.

         Section 4.15. Validity of Contracts. (a) Except for contracts, leases, commitments, plans, agreements and licenses, together with all amendments thereto, listed in Section 4.15(a) of the Company Disclosure Schedule (complete and accurate copies of which have been delivered to Parent) and the agreements entered into in connection with the Merger, the Company and its Subsidiaries are neither a party to nor subject to:

                           (i) any plan or contract providing for bonuses, pensions, options, stock purchases, profit sharing, severance or termination pay, collective bargaining or the like, or any contract or agreement with any labor union;

                           (ii) any employment contract or contract for services which requires the payment of $30,000 or more annually or which is not terminable within 30 days by the Company or any of its Subsidiaries without liability for any penalty or severance payment other than pursuant to the Company's severance policies existing on the date hereof;

                           (iii) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $50,000 each;

                           (iv) any other contracts or agreements creating any obligation of the Company or its Subsidiaries of $50,000 or more with respect to any such contract;

                           (v) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                           (vi) any contract or agreement which by its terms does not terminate or is not terminable by the Company or its Subsidiaries or any successor or assign within six months after the date hereof without payment of a penalty of $50,000 or more;

                           (vii) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

                           (viii) any contract with any sales agent or distributor of products or services of the Company or any Subsidiary;

                           (ix) any contract containing covenants limiting the freedom of the Company or its Subsidiary to compete in any line of business or with any person or entity;

                           (x) any contract or agreement for the purchase of any fixed asset for a price in excess of $50,000 whether or not such purchase is in the ordinary course of business;

                           (xi) any license agreement (as licensor or licensee);

                           (xii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

                           (xiii) any contract or agreement with any officer, employee, director or stockholder of the Company or any Subsidiary or with any persons or organizations controlled by or affiliated with any of them;

                           (xiv) any partnership, joint venture, or other similar contract, arrangement or agreement;

                           (xv) any registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements; or

                           (xvi) any other contract (written or oral) not described in subsections (i) - (xv) which is material to the business or operations of the Company.

                  (b) All contracts, leases, commitments, plans, agreements, and licenses including those described in Section 4.15(a) to which the Company and its Subsidiaries are a party or by which the Company are obligated ("Contracts") are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and its Subsidiaries and the other parties thereto, enforceable in accordance with their respective terms. Neither the Company, its Subsidiaries, nor any other party to any Contract of the Company or a Subsidiary, is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of either of the Company, or any Subsidiary or on the part of any other party thereto in any such case that could have a Company Material Adverse Effect.

                  (c) Except as disclosed in Section 4.15(c) of the Company Disclosure Schedule, no Contract with a customer or supplier of the Company or its Subsidiaries provides, by its terms, for or permits the customer to terminate the Contract at will, for convenience, without cause, or upon a change of the ownership or control of the Company.

                  (d) Except as disclosed in Section 4.15(d) of the Company Disclosure Schedule, no consent of any party to a Contract (that is not a Native American Tribe) is required in connection with the consummation of the transactions contemplated herein.

                  (e) With respect to any Contracts to which a Native American Tribe is a party, to the best knowledge of the Company, except for the Contracts listed in Section 4.15(e) of the Company Disclosure Schedule ("Tribal Consents"), no consent of any Native American Tribe is required for the consummation of the transactions contemplated herein.

         Section 4.16. Customers and Suppliers. Section 4.16 of the Company Disclosure Schedule sets forth a true, complete and correct list of all customers from which the Company has received revenues of over $100,000 and the 10 largest suppliers of the Company and its Subsidiaries by volume of purchases, for each of the years ended December 31, 1994, 1995 and 1996, and for the six month period ended June 30, 1997. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material supplier of the Company or any of its Subsidiaries to the effect that, and has no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Company or its Subsidiaries. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, the Company and its Subsidiaries have not received any indication from any material customer of the Company or any Subsidiaries to the effect that, and has no reason to believe that, such customer will stop, or materially decrease the rate of, buying materials, products or services from the Company or any of its Subsidiaries.

         Section 4.17. Indebtedness To and From Officers, Directors and Others. Except as set forth in Section 4.17 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are not indebted to any shareholder, director, officer, employee or agent of the Company and its Subsidiaries except for amounts due as normal salaries, wages, overtime payments, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Company and (b) no shareholder, director, officer, employee or agent of the Company or any of its Subsidiaries is indebted to the Company or any of its Subsidiaries except for advances for ordinary business expenses on a basis consistent with the past practices of the Company.

         Section 4.18. Licenses and Permits. Section 4.18 of the Company Disclosure Schedule lists all material permits, registrations, licenses, franchises, certifications and other approvals, including without limitation, all gaming licenses, gambling licenses, sale-of-deck licenses, and money-changing licenses (collectively, the "Company Approvals") required from any Governmental Authority (other than any Native American Authority) and, to the best knowledge of the Company, any Native American Authority, in order for the Company and its Subsidiaries to conduct its business. The Company has obtained all Company Approvals (other than from Native American Authorities), which are valid and in full force and effect, and, to the best of its knowledge, the Company has obtained all Company Approvals from Native American Authorities, which are to the Company's knowledge in full force and effect, except where the lack of such Company Approvals would not have a Company Material Adverse Effect or Parent Adverse Impact. Except as disclosed in Section 4.18 of the Company Disclosure Schedule, none of the Company Approvals is subject to termination by their express terms as a result of the execution of this Agreement by the Company or the consummation of the Merger. No further Company Approvals (other than from Native American Authorities) and, to the best knowledge of the Company, no further Company Approvals from any Native American Authority will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing, except where the termination of such Company Approvals or the lack of such further Company Approvals would not have a Company Material Adverse Effect or Parent Adverse Impact. Except as disclosed in Section 4.18 of the Company Disclosure Schedule or in any other schedule hereto, neither the Company nor any of its Subsidiaries is subject to nor bound by any agreement, judgment, decree or order which may have a Company Material Adverse Effect or Parent Adverse Impact.

         Section 4.19. Taxes and Returns. (a) Except as disclosed in Section 4.19(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries, its previously owned subsidiaries and any affiliated group within the meaning of Section 1504 of the Code of which the Company, its Subsidiaries or previously owned Subsidiaries is or has been a member (each a "Taxpayer") has timely filed, or caused to be timely filed all Tax Returns required to be filed and all such returns were complete and accurate in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith. Except as set forth in
Section 4.19(a) of the Company Disclosure Schedule, there are no claims or assessments pending against any Taxpayer for any alleged deficiency in any Tax, and no Taxpayer has been notified in writing of any proposed Tax liens, claims or assessments against any Taxpayer (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith). Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, no Taxpayer has any waivers or extensions of any applicable statute of limitations to assess any Taxes in excess of $10,000. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, there are no outstanding requests by any Taxpayer for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return.

                  (b) To the best knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due and payable.

                  (c) Other than as set forth on Section 4.19(c) of the Company Disclosure Schedule, there have been no audits and there are no ongoing audits of any Tax Returns or reports of any Tax filed by Taxpayer. There is set forth on Section 4.19(c) of the Company Disclosure Schedule a brief description of the status of all prior audits, all ongoing audits and all notifications of audits for any Taxpayer, and except as otherwise disclosed on such Section 4.19(c) of the Company Disclosure Schedule all deficiencies resulting from such audits have either been paid or adequately provided for in the Company Financial Statements.

                  (d) Section 4.19(d) of the Company Disclosure Schedule sets forth all elections made by Taxpayer in the past five years that remain in effect for any Taxpayer with respect to Taxes. Except as set forth on Section 4.19(d) of the Company Disclosure Schedule, there are no ongoing audit adjustments of Taxes that will affect taxable periods subsequent to the audit.

                  (e) Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, (i) there has not been made with respect to any Taxpayer, or any property held by any Taxpayer, any consent under Section 341 of the Code (or any corresponding provisions of state, local or foreign income Tax Law),
(ii) no property of any Taxpayer is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) no Taxpayer is a party to any lease made pursuant to former Section 168(f)(8) of the Code.

                  (f) Except as set forth in Section 4.19(f) of the Company Disclosure Schedule, no Taxpayer is party to any Tax sharing agreement or any other agreement with respect to Taxes.

                  (g) Except as disclosed in Section 4.19(g) of the Company Disclosure Schedule, the charges, accruals and reserves on the books of the Company with respect to Taxes due and payable after the Closing Date have been presented in accordance with GAAP consistently applied.

                  (h) Except as set forth in Section 4.19(h) of the Company Disclosure Schedule, no Taxpayer is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

         Section 4.20. ERISA Related Matters. (a) Section 4.20 of the Company Disclosure Schedule sets forth each employee pension, defined benefit, defined contribution, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, sick pay, disability, severance or other plan, fund, program, policy, contract or arrangement providing employee benefits administered, maintained or contributed to by the Company or any of its Subsidiaries in which any employee or former employee or beneficiary of the Company or any of its Subsidiaries currently participates, has participated or was eligible to participate or under which any employee, former employee or beneficiary of the Company or any of its Subsidiaries has accrued or is or will be entitled to any benefits or pursuant to which the Company or its Subsidiaries has any liability, contingent or otherwise or on behalf of which the Company or its Subsidiaries is or has acted as a fiduciary since January 1, 1987 (individually, a "Plan" and collectively, the "Plans").

                  (b) The Company shall have delivered to Parent true, complete and correct copies, together with all amendments thereto, of (i) each Plan (other than certain union Plans listed in Section 4.20(b) of the Company Disclosure Schedule which cannot be obtained upon reasonable effort or, in the case of any unwritten Plans, descriptions thereof), (ii) the three most recent annual reports on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan; (v) reasonable evidence of adoption for each Plan; and (vi) a complete copy of each IRS determination letter for each Plan for which such a letter was obtained. Neither the Company nor any corporation or trade or business (whether or not incorporated) which would be or was treated as a member of the controlled group of the Company under Section 4001(a)(14) of ERISA (hereinafter the "Controlled Group"), is now sponsoring or contributing to or ever has sponsored or contributed to, prior to the Closing Date, any Plan subject to Title IV of ERISA.

                  (c) Except as set forth in Section 4.20(c) of the Company Disclosure Schedule, there exists no liability in connection with any Plan that has been terminated and all procedures for termination of such plans have been properly followed.

                  (d) Neither the Company nor any of its Subsidiaries or any of the Plans, or any trust created thereunder, or any trustee or administrator thereof, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, has engaged in a transaction in connection with which the Company or any such subsidiaries or any trustee or administrator of the Plans or any such trust, or any other such "disqualified person," could be subject to either a liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Section 4975 through 4980 of the Code.

                  (e) Except as described in Section 4.20(e) of the Company Disclosure Schedule, each of the Plans and any trust created thereunder has been operated and administered in accordance with its terms and in compliance with Applicable Laws, including but not limited to ERISA and the Code. There are no pending or threatened claims, action, audits, or examinations with respect to any of the

Plans and any trust created thereunder by any Governmental Authority. There are no pending or threatened claims with respect to any of the Plans and any trust created thereunder, by any employee or former employee that participated in, currently participates in, or is or was eligible to participate in, or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  (f) All contributions required to be made to each Plan have been timely made or accrued for on the Company Financial Statements. All account allocations required to have been made under each Plan and Applicable Law have been made.

                  (g) None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under
Section 302(f) of ERISA.

                  (h) With respect to any Plan that provides welfare benefits as defined in Section 419(e) of the Code, except as disclosed in Section 4.20 of the Company Disclosure Schedule, no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code.

                  (i) With respect to any "welfare plan" (as defined in Section 3(1) of ERISA) which qualifies as a "group health plan" under Section 607(1) of ERISA and Section 4980B of the Code and related regulations (relating to the benefit continuation rights imposed by COBRA), the Company, and each of its Subsidiaries, such group health plan and the administrator of such group health plan have all complied, in all material respects, with all reporting, disclosure, notice, election and other benefit requirements imposed under COBRA, as and when applicable; and the Company has not incurred any direct or indirect liability, nor is the Company subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction arising on account of or in respect of any direct or indirect failure to comply with such COBRA requirements.

                  (j) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or its Subsidiaries as of the Closing Date that has not been either paid or reasonably estimated and reserved for in accordance with GAAP consistently applied.

                  (k) Except as otherwise set forth in Section 4.20(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any Plan, (B) increase any benefits otherwise payable under any Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits.

                  (l) The Company has not announced any plan or made any legally binding commitment to create additional benefits which are intended to cover employees or former employees of the Company or to make any amendment or modifications to any Plan that covers or has covered or is available to the Company employees or former employees other than as set forth in Section 4.20(l) of the Company Disclosure Schedule or as required by Applicable Law. No payment under any Plan will not be deductible by the Company by reason of failure to comply with any provisions of the Code.

                  (m) The Company does not, nor has it ever contributed to or participated in any Multiemployer Plan as defined in Section 3(37) of ERISA.

         Section 4.21. Labor and Employment Matters. (a) Except as set forth in
Section 4.21(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are and have been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and such laws relating to employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice, as defined under Applicable Laws.

                  (a) The Company and its Subsidiaries are not delinquent or in arrears in payments to any of their respective employees or agents for any wages, salaries, commission, overtime payments, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

                  (b) If the employment of any such officers, directors, employees or agents terminates for any reason, neither Company, Parent, Acquisition Sub nor the Surviving Corporation will, pursuant to any agreement in effect, or by reason of any act or omission by Company or any Subsidiary before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

                  (c) Except as set forth in Section 4.21(d) of the Company Disclosure Schedule, there is no material controversy pending or, to the knowledge of the Company, threatened between Company and its Subsidiaries, on the one hand, and any of its employees or consultants or former employees or consultants, on the other hand.

                  (d) The Company and its Subsidiaries (i) have never been and are not now subject to a union organizing effort, (ii) are not subject to any collective bargaining agreement with respect to any of their respective employees, and (iii) are not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization. Company and its Subsidiaries have good labor relations, and have no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of their key employees intends to leave their employ.

                  (e) Except as set forth in Section 4.21(f) to Company Disclosure Schedule, the Company and its Subsidiaries have no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the knowledge of Company and its Subsidiaries, no employee of Company or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed thereby, or to use the proprietary information of others, and the employment of such employees does not subject Company and its Subsidiaries to any claim by any other Person.

                  (f) A list of all employees, officers and consultants of Company and its Subsidiaries and their current compensation is set forth on
Section 4.21(g) of the Company Disclosure Schedule. Such list also describes any vested benefits, including, without limitation, vacation or sick pay, which each Person on such list is entitled to receive from Company.

         Section 4.22. Tax-Free Structure. To the knowledge of the Company, the Merger, together with the other transactions contemplated under this Agreement, shall qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code and the Company, to its knowledge, has not taken any action, or failed to take any action, that would make the Merger ineligible as a tax-free reorganization.

         Section 4.23. Advisors and Investment Bankers. Except for the Company's investment banking firm, Ladenburg Thalmann & Co. Inc., whose advisory fee arrangement has been disclosed to Parent prior to the date hereof, no broker, advisor, finder or investment banker is entitled to any brokerage, advisor's, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.24. Un-bank Agreements. All agreements or arrangements between the Company and Un-bank Company LLP are on terms no less advantageous to the Company than could be secured from an unaffiliated third party in a transaction negotiated at arm's-length. The Company has made no material payments to Un-bank Company LLP or any of its principals or members in connection with or arising from any business between the Company and Un-bank Company LLP.

         Section 4.25. Complete Disclosure. Neither this Agreement, the Stock Option Agreement nor any of the certificates or documents required to be delivered by Company and/or Dachis to Parent under this Agreement as a condition to closing, taken together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUISITION SUB AND PARENT

         Acquisition Sub, upon being formed prior to the Closing Date, and Parent hereby jointly and severally represent and warrant to the Company as follows:

         Section 5.1. Organization and Qualification. Parent is, and Acquisition Sub shall be, corporations duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power and authority to own, lease and operate their assets and properties and to carry on their businesses as they are now being conducted. Parent is, and Acquisition Sub shall be, qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by each or the nature of the businesses conducted by each makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Parent Material Adverse Effect. Prior to or at the Closing, Parent will directly own and have the power to vote all of the outstanding capital stock of Acquisition Sub, and, as the sole stockholder of Acquisition Sub, will have approved this Merger Agreement and the transactions contemplated hereunder.

         Section 5.2. Parent Common Stock. Parent has 200,000,000 authorized shares of Common Stock, of which 96,568,213 shares are outstanding on August 31, 1997. Acquisition Sub or Parent holds, or by the Effective Time shall hold, a number of shares of Parent Common Stock sufficient to convert all

Company Common Stock to Parent Common Stock pursuant to Article III, all of which are or shall be validly issued and are or will be fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.2 of the separate disclosure schedule executed and delivered by Parent simultaneously with the execution and delivery of this Agreement ("Parent's Disclosure Schedule") or in Parent's Annual Report on Form 10-K for the year ended December 31, 1996, and the exhibits and schedules thereto (the "Parent 10-K") and, together with any reports filed by Parent with the SEC under the Exchange Act after the Parent 10-K and prior to the date of this Agreement, the "Recent Parent Reports") or any of the Recent Parent Reports, as of the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies and other commitments, understandings, restrictions and arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment, except pursuant to this Agreement and the issuance of certain options granted by the Parent to certain employees by the Human Resources Committee of its Board of Directors at a meeting held on August 20, 1997. The shares of Parent Common Stock to be issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         Section 5.3. Authority; Non-Contravention; Approvals. (a) Parent has, and Acquisition Sub shall have, full corporate power and authority to enter into this Agreement and subject to obtaining the Parent Required Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby have been duly authorized by Parent's, and will have been duly authorized by, Acquisition Sub's Boards of Directors, and no other corporate proceedings on the part of Parent and Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby except for the obtaining of the Parent Required Approvals and the formation of Acquisition Sub. This Agreement has been duly and validly executed and delivered by Parent, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of Parent enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by laws of bankruptcy or insolvency or laws relating to creditor's rights generally.

                  (b) Except as set forth in Section 5.3(b) of Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent does not, and the consummation by Parent of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the charters or By-Laws of Parent or any of its Subsidiaries, (ii) subject to obtaining the Parent Required Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, and (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

                  (c) Except for (i) the filings by Parent and the Company required by Title II of the HSR Act, (ii) the filing of the Registration Statement with the SEC pursuant to the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various blue sky authorities,
(iii) the filing of necessary certificates with the Secretary of State of the State of Minnesota in connection with the Merger and (iv) the listing with the NYSE of the additional shares of Parent Common Stock to be issued in the Merger (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Parent Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, other than as contemplated in this Agreement and such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Parent Material Adverse Effect.

         Section 5.4. Reports and Financial Statements. Since December 31, 1992, Parent and each of its Subsidiaries have filed all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, applicable laws and regulations of Parent's and its Subsidiaries' jurisdictions of incorporation and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has delivered to the Company true and complete copies of its (a) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Parent or any of its subsidiaries with the SEC from January 1, 1993 until the date hereof, (b) proxy and information statements relating to all meetings of its shareholders (whether annual or special) and actions by written consent in lieu of a shareholder's meeting from January 1, 1993, until the date hereof and (c) all other reports or registration statements filed by Parent or its subsidiaries with the SEC from January 1, 1994, until the date hereof (other than registration statements on Form S-8 and the registration statement on Form S-3 for the Parent Dividend Reinvestment Plan) (collectively, the "Parent SEC Reports") and (d) audited consolidated financial statements of Parent for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the three months ended March 31, 1997 and for the six months ended June 30, 1997 (collectively, the "Recent Parent Financial Statements"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports and the Recent Parent Financial Statements (collectively, the "Parent Financial Statements") fairly present the financial position of Parent and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         Section 5.5. Absence of Undisclosed Liabilities. Except as set forth in
Section 5.5 of Parent Disclosure Schedule or in the Parent SEC Reports, neither Parent nor any of its Subsidiaries had at June 30, 1997, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies
(a) which are accrued or reserved against in the Recent Parent Financial Statements or reflected in the notes thereto or (b) which were incurred after June 30, 1997, and were incurred in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect, (ii) have been discharged or paid in full prior to the date hereof or (iii) would not be required to be disclosed in the Parent's financial statements or the notes thereto.

         Section 5.6. Absence of Certain Changes or Events. Except as set forth in Section 5.6 of Parent Disclosure Schedule or in the Recent Parent Reports, since December 31, 1996, there has not been any material adverse change in the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole that would result in a Parent Material Adverse Effect, and Parent and its subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

         Section 5.7. Registration Statement. The Prospectus forming part of the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent for the purpose of registering the shares of Parent Common Stock to be issued in the Merger or the Stock Option Agreement (the "Registration Statement") will not at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that in the event of such untrue statement or omission, Parent shall timely file with the SEC an amendment or supplement correcting such untrue statement or omission prior to the Effective Time. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Parent with respect to information supplied by the Company or its representatives specifically for inclusion therein.

         Section 5.8. No Violation of Law. Except as disclosed in the Parent SEC Reports or set forth in Section 5.8 of Parent's Disclosure Schedule, neither Parent nor any of its Subsidiaries is in violation of, or, to the knowledge of Parent, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any Governmental Authority, except for violations which in the aggregate do not have a Parent Material Adverse Effect. Parent and its subsidiaries have all material governmental permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except those which the failure to obtain would not, in the aggregate have a Parent Material Adverse Effect.

         Section 5.9. Litigation. Except as disclosed in the Recent Parent Reports, the Recent Parent Financial Statements, or Section 5.9 of the Parent's Disclosure Schedule, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened, nor to the knowledge of Parent are there any investigations or reviews pending or threatened, against, relating to or affecting the Parent or any of its subsidiaries, which, if adversely determined, could have a Parent Material Adverse Effect; (b) there have not been any developments since December 31, 1996, with respect to such claims, suits, actions, proceedings, investigations or reviews which individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; and except as contemplated by the Parent Required Approvals, neither Parent nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

         Section 5.10. Compliance with Agreements. Except as disclosed in the Recent Parent Reports, the Recent Parent Financial Statements or Section 5.10 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under, (a) the respective charters or By-laws of the Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.10 would have, in the aggregate, a Parent Material Adverse Effect.

         Section 5.11. Taxes and Returns. The Parent and each of its Subsidiaries has timely filed, or caused to be timely filed all material Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves have been established or which are being contested in good faith.

         Section 5.12. Advisors and Investment Bankers. The Parent represents and warrants that no broker, advisors, finder or investment banker is entitled to any brokerage, advisor's, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

         Section 5.13. Pooling Structure. Except as set forth in Section 5.13 of the Parent Disclosure Schedule, to the best knowledge of Parent, prior to the date hereof, neither Parent nor Acquisition Sub has taken any action, or failed to take any action, that would cause the Merger to be ineligible as a pooling of interest for accounting, reporting or tax purposes.

         Section 5.14. Complete Disclosure. Neither this Agreement, nor any of the certificates or documents required to be delivered by the Parent to Company and Dachis under this Agreement as a condition to closing, taking together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1. Conduct of Business by the Company Pending the Merger. Except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall and shall cause each of its Subsidiaries to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend their respective charters or By-Laws; (ii) split, combine, subdivide, recapitalize, reclassify or exchange their outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise; or (iii) knowingly take any action which would result in a failure to maintain the trading of Company Common Stock on the NASDAQ NMS;

                  (c) not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock except to honor the exercise of previously granted options; (ii) sell (including, without limitation, by sale/leaseback), pledge, dispose of, license or encumber any material assets (including without limitation intellectual property), or any interests therein, other than in the ordinary course of business and consistent with past practice; (iii) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock, other than in accordance with the governing terms of such securities or (y) long-term debt, other than as required by the governing instruments relating thereto; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) use their best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with them;

                  (e) confer on a regular and frequent basis with one or more representatives of Parent to discuss operational matters of materiality and the general status of ongoing operations;

                  (f) promptly notify Parent of any significant changes in the business, financial condition or results of operations of the Company or its Subsidiaries taken as a whole;

                  (g) not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;

                  (h) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

                  (i) not adopt, enter into or amend any bonus, profit sharing, compensation (except regularly scheduled, ordinary course salary adjustments consistent with historic practice), stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof, except with the prior written approval of Parent;

                  (j) maintain with financially responsible insurance companies, insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (k) not enter into any material arrangement, agreement, or contract with any third party which provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements, or contracts existing on the date hereof;

                  (l) not establish any new lines of credit or other credit facilities or incur any indebtedness other than pursuant to existing credit facilities except for trade liabilities incurred in the ordinary course of business; and

                  (m) not agree in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article IV untrue or incorrect in any material respect as of the time of the Closing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1. Access to Information. (a) The Company and its Subsidiaries shall afford to Parent, Travelers Express Company, Inc., and their employees, accountants, counsel, and other representatives access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) and to their customers, vendors, employees, consultants and professional advisors and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, FTC or DOJ and (ii) all other information concerning their respective businesses, properties and personnel as Parent may reasonably request; provided, however, that no investigation pursuant to this Section 7.1(a) shall affect any representations or warranties made herein (except as to breaches or inaccuracies therein of which Parent had Actual Knowledge as to both existence and scope) or the conditions to the obligations of the respective parties to consummate the Merger. Parent agrees that it shall only contact vendors of the Company after consultation with the Company, and the Company agrees to consult freely with the Parent with respect thereto. The Company and its Subsidiaries shall promptly advise Parent in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future is likely to have, a Company Material Adverse Effect or Parent Adverse Impact.

                  (b) Parent and its Subsidiaries shall afford to the Company and its financial advisors, Ladenburg Thalmann & Co. Inc., access during normal business hours throughout the period prior to the Effective Time to such information as may be reasonably necessary for such financial advisors to prepare and deliver the Fairness Opinion. From the date hereof until the Effective Time, Parent shall furnish promptly to Company a copy of each report, schedule and other document filed or received by the Parent pursuant to the requirements of federal or state securities laws or the HSR Act or filed or received by any of them with or from the SEC, FTC or DOJ, unless the Parent believes in its reasonable discretion that such report, schedule or document contains confidential information or does not relate to the transactions contemplated herein. Parent and its Subsidiaries shall promptly advise the Company in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future is likely to have, a Parent Material Adverse Effect.

         Section 7.2. No Solicitation.

                  (a) From the date hereof until the termination hereof, the Company agrees not to, and will not authorize any of the Company's officers, directors, employees or other agents to, directly or indirectly, (i) take any action to seek, initiate or encourage any offer or proposal from any person, entity or group (other than Parent) to acquire any shares of the capital stock, options or other securities of the Company, to acquire any significant portion of the Company's assets or for any other merger, joint venture, recapitalization, consolidation or business combination (a "Third Party Offer"), or (ii) engage in negotiations concerning or disclose non-public financial information relating to the Company, or any confidential or proprietary trade or business information relating to the business of the Company, or afford access to the properties, books or records of the Company (except as required by Applicable Law), to any third party that may be considering a Third Party Offer. Except as disclosed in
Section 7.2(a) of the Company Disclosure Schedule, since May 15, 1997, neither the Company, nor any of the officers, directors, employees or other agents of the Company or any of its Subsidiaries has engaged in any activities, discussions or negotiations with any parties with respect to any of the foregoing.

                  (b) The Company will orally notify Parent immediately, followed by prompt written notice (identifying the offeror and describing, in reasonable detail, the terms of the offer or the request for information), of any Third Party Offer from any person, entity or group (other than from Parent) or of any request for information with respect to a Third Party Offer or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Offer.

                  (c) contrary, the Company and its Subsidiaries may furnish information pursuant to an unsolicited Third Party Offer if the Company's Counsel advises the Board of Directors of the Company that the failure to take such action or actions might reasonably subject the Company's directors to liability for breach of their fiduciary duties and the Company's financial advisors advise the Board that the consideration to be paid pursuant to said unsolicited Third Party Offer is greater than that to be received by the Company's stockholders pursuant to this Agreement and said offeror has the necessary financial capability to effect such transaction. Following receipt of a bona fide Third Party Offer to consummate a Company Acquisition transaction,
(i) the Company may take and disclose to the Company's stockholders the position of the Board of Directors of the Company contemplated by Rule 14e-2 under the Exchange Act or otherwise make appropriate disclosures to its stockholders, (ii) the Company may furnish or cause to be furnished information concerning its business, properties or assets to a bona fide third party in accordance with the terms and provisions of this Agreement, and (iii) the Company may engage in discussions or negotiations with a third party concerning a Company Acquisition transaction. In the event the Company shall determine to provide any information as described above, or shall receive any offer relating to a Company Acquisition transaction, it shall promptly notify the Parent as to the fact that information is to be provided or that an offer relating to a Company Acquisition transaction has been received and shall furnish to the Parent the identity of the recipient of information or the proponent of such Company Acquisition transaction if applicable, and, if a Third Party Offer has been received, a description of the material terms thereof. The Company may enter into a definitive agreement for a Company Acquisition transaction meeting the requirements set forth above with the offeror with which it is permitted to negotiate pursuant to this Section 7.2(c), only if its failure to do so would, in the judgment of the Company's Board of Directors based upon the advice of the Company's Counsel, constitute a breach of the fiduciary duties of the Board of Directors, provided, that at least ten Business Days prior to the Company's execution thereof, the Company shall have notified the Parent in writing indicating the Company's intent to enter into such agreement and describing all of the material terms of such agreement.

         Section 7.3. Registration Statement; Prospectus/Proxy Statement.

                  (a) For the purposes of (i) registering the issuance of Parent Common Stock to holders of the Company Common Stock in connection with the Merger with the SEC under the Securities

Act, and complying with applicable state securities laws and (ii) holding the meeting of Company stockholders to vote upon the adoption of this Agreement and the Merger and the transactions contemplated hereby and thereby (the "Company Proposals"), Parent and Company will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement," including a prospectus/proxy statement satisfying all requirements of applicable state securities laws, the Securities Act and the Exchange Act. Such prospectus/proxy statement in the form mailed by Company and Parent to Company's stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement."

                  (b) Company will furnish Parent with such information concerning Company and its Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Company and its Subsidiaries, to comply with Applicable Law. None of the information relating to Company and its Subsidiaries supplied by Company for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Company agrees promptly to advise Parent if, at any time prior to the respective meetings of the stockholders of Company or Parent referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. Company will furnish Parent with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Company and its subsidiaries, to comply with Applicable Law after the mailing thereof to the stockholders of Company or Parent.

                  (c) Parent will furnish Company with such information concerning Parent and its Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its Subsidiaries, to comply with Applicable Law. None of the information relating to Parent and its Subsidiaries supplied by Parent for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent agrees promptly to advise Company if, at any time prior to the respective meetings of stockholders of Company or Parent referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Company with the information needed to correct such inaccuracy or omission. Parent will furnish Company with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Company or Parent.

                  (d) Parent shall cooperate with Company in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, pursuant to Rule 14a-6 under the Exchange Act.

                  (e) Parent will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities laws. Company authorizes Parent to utilize in the Registration Statement and in all such state filed materials, the information concerning Company and its subsidiaries provided to Parent in connection with, or contained in, the Prospectus/Proxy Statement. Parent promptly will advise Company when the Registration Statement has become effective and of any supplements or amendments thereto, and Parent will furnish Company with copies of all such documents. Except for the Prospectus/Proxy or the preliminary prospectus/proxy, neither Parent nor Company shall distribute any written material that might constitute a "prospectus" relating to the Merger or the Company Proposals within the meaning of the Securities Act or any applicable state securities law without the prior written consent of the other party. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in the Merger; provided, however, that with respect to such blue sky qualifications neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions relating to or arising solely from the offer and sale of Parent Common Stock.

         Section 7.4. Stockholders' Approval. The Company shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a stockholder meeting (the "Company Stockholders' Meeting") to be held as soon as practicable after the Registration Statement is declared effective by the SEC and, subject to the fiduciary duties of the Board of Directors of the Company under Applicable Laws, shall use its best efforts to obtain stockholder approval (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby in accordance with Section
4.13. Subject to the fiduciary duties of the Board of Directors of the Company under Applicable Law, as determined by such directors in good faith after consultations with and based upon the advice of the Company's Counsel, the Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

         Section 7.5. The New York Stock Exchange. Parent shall use its best efforts to obtain the listing on the New York Stock Exchange, at or before the Effective Time, of the additional shares of Parent Common Stock to be issued pursuant to the Merger.

         Section 7.6. Expenses. Except as otherwise specifically set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however that all costs and expenses relating to printing, filing and mailing the Registration Statement, the Proxy Statement and any other filings with the SEC and all SEC and other regulatory filing fees (including HSR fees) incurred in connection with such filings shall be borne equally by the Company and Parent.

         Section 7.7. Agreement to Cooperate. Subject to the terms and conditions provided in this Agreement and Applicable Law, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters (including, but not limited to, required approvals under applicable Minnesota state laws and regulations), to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). The Company agrees to allow the Parent to review each regulatory filing made by the Company prior to the filing thereof during the term of this Agreement. The Parent agrees to allow the Company to review each regulatory filing made by the Parent relating to the transactions contemplated herein prior to the filing hereof during the term of this Agreement, unless such filing contains information which the Parent in its reasonable discretion believes contains confidential information.

         Section 7.8. Confidentiality. Unless (a) otherwise expressly provided in this Agreement, (b) required by Applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD,
(c) necessary to secure any required Consents as to which the other party has been advised, or (d) consented to in writing by Parent and Company, any information or documents furnished in connection herewith shall be kept strictly confidential by Company, Parent, Acquisition Sub and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law. To the extent required by such disclosure obligations, Parent or Company, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Company or Parent, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute such prospectus. Parent and Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made (or destroy all such documents and certify as to the complete destruction of such documents) and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Applicable Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information is or becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         Section 7.9. Tax Treatment. Each of Parent, Acquisition Sub and the Company will use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code and Company shall not knowingly take any action or knowingly fail to take such action that would be reasonably likely to jeopardize the treatment of the Merger as a tax-free reorganization.

         Section 7.10. Pooling. From and after the date hereof, neither Company nor Dachis shall knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a pooling of interests for accounting, reporting and tax purposes.

         Section 7.11. Affiliates Agreements. Dachis shall enter into, and Company and Dachis shall each use their respective best efforts to ensure that each person who is or may be an "affiliate" of Company within the meaning of Rule 145 promulgated under the Securities Act, shall enter into the Affiliates Agreement.

         Section 7.12. Directors and Officers Insurance. The Company shall maintain or procure a policy of directors and officers insurance from a reputable insurance Company providing not less than $5 million coverage to their officers and directors for its actions and decisions relating to the transactions contemplated hereby (with a retention amount not exceeding $250,000), which policy shall remain in effect for a period not less than three years from the Effective Date.

         Section 7.13. Continuation of Indemnities; No Circular Indemnities. The right to indemnification, if any, from the Company of any current or former officer or director of the Company pursuant to the Company Charter Documents or under any Applicable Law, shall survive the Effective Date; provided, however, that subject to Applicable Law (a) no indemnification shall be available to the Company from the Parent, Surviving Corporation or Acquisition Sub for any claim or matter for which any Indemnified Party would be entitled to receive indemnification under this Agreement, (b) no indemnification shall be available to Dachis from the Company, the Parent, the Surviving Corporation or the Acquisition Sub for any claim or matter for which any Indemnified Party would be entitled to receive indemnification under Article V of the Selling Shareholder's Agreement, and (c) no indemnification shall be available to any officer or director (including, without limitation, Dachis) for any claim or matter if, with regard to the subject matter thereof, the Company, the Parent, the Surviving Corporation or the Acquisition Sub prevails upon a claim (at law or in equity) against that officer or director. For purposes of the foregoing, the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be considered to have "prevailed upon a claim" only if: (x) a final order resolving such claim in favor of the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, shall be issued by a court, administrative body or other tribunal of competent jurisdiction, unless such final order is subsequently overturned on appeal; or
(y) the subject officer or director enters into an agreement with the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, for the purpose of resolving such claim and therein agrees that the Company, the Parent, the Surviving Corporation or the Acquisition Sub, as the case may be, has prevailed upon such claim for purposes of this Section 7.13. Notwithstanding the foregoing, the current and former officers and directors of the Company may pursue such rights as they may have under the insurance policy described in Section 7.12.

         Section 7.14. Recovering Drawer Shortages. At the request of the Parent, the Company shall not withhold drawer shortages from the payroll checks of cashiers.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company pursuant to Section 4.13.

                  (b) No Injunction. No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all reasonable efforts to have any such injunction, order or decree lifted).

                  (c) No Adverse Action. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger.

                  (d) Government Consents. All governmental consents and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, including, without limitation, approval (if required) by the DOJ, FTC and the SEC, shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a material adverse effect on the Surviving Corporation.

                  (e) Expiration of Waiting Period. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no additional requirements relating thereto shall be applicable.

                  (f) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

                  (g) Blue Sky. Parent shall have received all state securities law authorizations necessary to consummate the transaction contemplated hereby.

                  (h) NYSE Listing Available. The shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE.

                  (i) Delivery of Fairness Opinion. The Company's Board of Directors shall have received from its financial advisors, Ladenburg Thalmann & Co. Inc., a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the Exchange Ratio is fair to the holders of the Company's Common Stock from a financial point of view ("Fairness Opinion").

         Section 8.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance by Parent. Acquisition Sub and Parent shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of Acquisition Sub and Parent contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except those which in the aggregate do not result in a Parent Material Adverse Effect, and the Company shall have received a certificate of the President or the Chief Financial Officer of each of Acquisition Sub and Parent to that effect.

                  (c) No Material Adverse Change. Since the date hereof, no Parent Material Adverse Effect shall have occurred.

                  (d) Price of Parent Stock. The Viad Price shall be no greater than $21.20 per share.

                  (e) Opinion of Counsel. The Company shall have received an opinion addressed to the Company from Bryan Cave LLP, special counsel to the Parent and Acquisition Sub substantially in the form set forth in Exhibit A and relying on the certificates and opinions provided by the Company's General Counsel, dated the Closing Date. Any opinion of General Counsel shall be addressed to the Company.

                  (f) Tax Opinion. The Company shall have received an opinion dated the Closing Date, addressed to the Company and Parent from Ernst & Young LLP to the effect that there is a reasonable basis to believe that the Merger will be treated for Federal Income Tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

                  (g) Delivery of Merger Consideration. Parent shall have deposited the Parent Common Stock and cash into the Exchange Fund in accordance with Section 3.2(a).

                  (h) Necessary Documents. Parent shall have delivered to the Company at or prior to the Effective Time such other documents (including certificates of officers of Parent) as the Company may reasonably request in order to enable the Company to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         Section 8.3. Conditions to Obligation of Parent and Acquisition Sub to Effect the Merger. The obligation of Parent and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

                  (a) Performance by Company and Dachis. The Company and Dachis shall have performed in all material respects their respective agreements contained in this Agreement, the Selling Shareholder's Agreement, the Stock Option Agreement and the Irrevocable Proxy Agreement required to be performed on or prior to the Effective Time.

                  (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except those which in the aggregate do not result in a Company Material Adverse Effect, and Parent and Acquisition Sub shall have received a Certificate of the President and the Chief Financial Officer of the Company to that effect.

                  (c) No Material Adverse Change. Since the date hereof, no Company Material Adverse Effect shall have occurred.

                  (d) Price of Parent Stock. The Viad Price shall be no less than $17.20 per share.

                  (e) Dissenting Shareholders. The number of Dissenting Shares shall not exceed five percent (5%) of the Company Common Stock outstanding at the Effective Time.

                  (f) Licenses and Permits. All material licenses and permits required to conduct business of the Company (other than licenses or permits from any Native American Authority) shall have been properly transferred or obtained (except to the extent that such licenses and permits may only be transferred or obtained by the Surviving Corporation subsequent to the Effective Time) and shall be in full force and effect as of the Effective Time. All licenses and permits required to conduct the business of the Company that the Parent has requested that the Company obtain from any Native American

Authority shall have been properly transferred or obtained and shall be in full force and effect as of the Effective Time.

                  (g) Required Consents. All third party consents and approvals necessary for the consummation of the Merger and the transactions contemplated hereby (other than those consents and approvals from any Native American Tribes that the Parent and Company have agreed not to procure) shall have been obtained and shall be in full force and effect at the Effective Time. All third party consents and approvals of any Native American Authority that the Parent has requested that the Company procure shall have been obtained and be in effect at the Effective Time.

                  (h) Note Receivables. All notes and other receivables from any employees, consultants or other third parties due to the Company shall have been fully paid and satisfied.

                  (i) FBS Credit Agreement. The Credit Agreement and the Security Agreement, each dated as of June 20, 1997, between the Company and First Bank System shall have been terminated effective no later than the Effective Time and all obligations of the Company under the Credit Agreement and the Security Agreement shall have been satisfied, subject to any obligations that survive full payment of all outstanding principal and interest in accordance with the terms of the Credit Agreement.

                  (j) Merchant Member Agreement. In the event the Company or any of its Subsidiaries enters into the Merchant Member Agreement with First Bank National Association, such Agreement shall be in form and substance reasonably satisfactory to Parent.

                  (k) License in Wisconsin. Company shall have in full force and effect the Non- gaming Vendor License from the Wisconsin Gaming Board described in the Company Disclosure Schedule.

                  (l) Certificate of Significant Shareholders. Each of the Significant Shareholders shall have executed and delivered a Certificate certifying that as of the Closing Date, the representations and warranties of the Company set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

                  (m) Director's and Officers Liability Insurance. Company shall have in force and effect the policy of director's and officer's liability insurance coverage required by Section 7.12.

                  (n) Termination of 401K Profit Sharing Plan. The Company shall provide evidence of the termination of any 401K Plan or Profit Sharing Plan of the Company, including without limitation the Game Financial Corporation and Affiliate Profit Sharing and Savings Plan.

                  (o) Resignations. Except to the extent Parent directs otherwise or as contemplated by this Agreement, Company shall cause the resignation, termination or other removal of the Company's present directors and officers, effective as of the Closing Date.

                  (p) Accounting Treatment. The Parent shall have adequate assurance, in its sole and absolute discretion, that the Merger and other transactions related thereto shall be approved as a "pooling of interests" for all accounting and reporting purposes of Parent and Surviving Corporation, including, without limitation, a letter from Ernst & Young LLP, the Company's independent certified public accountants dated as of the Closing Date, confirming that such firm is not aware of any fact or circumstance with respect to the Company which could be interpreted as rendering the Merger ineligible for the pooling of interests method of accounting in accordance with GAAP and all published rules, regulations and policies of the SEC.

                  (q) Assignment of Intellectual Property. The Company shall have delivered fully executed assignments, in the form attached hereto as Exhibit C, conveying all rights, title and interest to the Intellectual Property from those persons set forth in Section 8.3(n) of the Company Disclosure Schedule and any person hired by the Company after the execution of this Agreement who has access to the Intellectual Property.

                  (r) Opinion of Counsel. Parent and Acquisition Sub shall have received an opinion from Robin, Kaplan, Miller and Ciresi, PA, special counsel to the Company, or other counsel reasonably acceptable to Parent and Acquisition Sub, in substantially the form set forth in Exhibit B.

                  (s) Selling Shareholder's Agreement. The Selling Shareholder's Agreement shall be in full force and effect.

                  (t) Escrow Agreement. The Escrow Agreement, dated as of the Closing Date, by and among the Parent, Dachis and the Escrow Agent in substantially the form attached to the Selling Shareholder's Agreement or another form reasonably acceptable to the parties thereto ("Escrow Agreement") shall be executed and delivered and shall be in full force and effect.

                  (u) Employment Agreements. The Employment Agreements, in the forms approved by Parent, between the Company, and each of Gary A. Dachis, Jeffrey L. Ringer, Deanna Frederichs-Moose, Michael Barcelow, Louis Dachis and Jean Williams shall be in full force and effect.

                  (v) Affiliate Agreements. Each person who is or may be an "affiliate" of the Company within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act including Bruce Dachis, as trustee under The Marnie J. Dachis Irrevocable Trust Agreement, dated December 28, 1993 and as trustee under The Louis A. Dachis Irrevocable Trust Agreement dated December 28, 1993, shall have entered into an Affiliate Agreement in the form attached hereto as Exhibit D.

                  (w) Stock Option Agreement. The Stock Option Agreement by and among Parent and Company shall be in full force and effect.

                  (x) Irrevocable Proxy Agreements. The Irrevocable Proxy Agreement by and between the Parent and Dachis shall be in full force and effect. In addition, an irrevocable proxy from each Significant Shareholder and from Bruce Dachis, as trustee under The Marnie J. Dachis Irrevocable Trust Agreement, dated December 28, 1993 and as trustee under The Louis A. Dachis Irrevocable Trust Agreement dated December 28, 1993, to vote their shares of Company Common Stock in form and substance reasonably satisfactory to Parent shall be in full force and effect.

                  (y) HSR Filing by Dachis. Dachis shall have timely filed any filing required to be filed by Dachis under the HSR Act or shall have provided the written representations and warranties and the opinion of counsel described in Section 3.1(a) of the Selling Shareholder's Agreement.

                  (z) Necessary Documents. The Company shall have delivered to Parent at or prior to the Effective Time such other documents (including certificates of officers of the Company) as Parent and Acquisition Sub may reasonably request in order to enable Parent to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company or Acquisition Sub:

                  (a) by mutual written consent of Parent and Company;

                  (b) by either Parent or Company if:

                           (i) the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) the requisite vote of the stockholders of the Company to approve this Agreement pursuant to Section 4.13 and the transactions contemplated hereby shall not be obtained at the Company Stockholders' Meeting, or any adjournments or postponement thereof,

                           (iii) any Governmental Authority, the consent of which is a condition to the obligations of Acquisition Sub and the Company to consummate the transactions contemplated hereby, shall have determined not to grant its consent and any appeals of such determination shall have been taken and have been unsuccessful or such body shall have imposed conditions or limitations on its consent that would have a material adverse effect on the Surviving Corporation and any appeals from such imposition shall have been taken and have been unsuccessful, or

                           (iv) any court of competent jurisdiction in the United States, or any state or any country in which there is a Subsidiary of the Company, shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

                  (c) by Parent if:

                           (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby or shall have failed to reaffirm such approval or recommendation upon Parent's request, or shall have resolved to do any of the foregoing;

                           (ii) the Company or any of the other persons or entities described in Section 7.2 shall take any of the actions that would be proscribed by Section 7.2;

                           (iii) there has been (x) a material breach of any covenant or agreement herein on the part of the Company which has not been cured or adequate assurance of cure given, in either case within 15 Business Days following receipt of notice of such breach, (y) a representation or warranty of the Company herein and Dachis under the Selling Shareholder's Agreement is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date unless the untrue or incorrect representation or warranty does not result in a Company Material Adverse Effect, or (z) a condition to Closing set forth in Section 8.3 (which is an obligation of the Company) has not been satisfied by the Company and the Company has not satisfied the condition at least ten days prior to the Termination Date;

                           (iv) the Viad Price is below $17.20 per share; or

                           (v) the Merger would not qualify as a "pooling of interests" for all accounting, reporting and tax purposes.

                  (d) by the Company if :

                           (i) there has been a material breach of any covenant or agreement herein on the part of Acquisition Sub or Parent which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach, or

                           (ii) a representation or warranty of Parent or Acquisition Sub herein is or becomes untrue or incorrect in a material respect which representation or warranty by its nature cannot be made true and correct in all material respects prior to the Termination Date or is not made true and correct prior to the Termination Date, unless in either case, the material breach or the untrue or incorrect representation or warranty does not result in a Parent Material Adverse Effect or (y) a condition to Closing set forth in Section 8.2 (which is an obligation of the Parent) has not been satisfied by the Parent and Parent has not satisfied the condition at least ten days prior to the Termination Date;

                           (iii) the Viad Price is above $21.20 per share;

                           (iv) the Merger would not qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Code; or

                           (v) the Company enters into a definitive agreement for a Company Acquisition transaction in accordance with Section 7.2(c), provided Company has complied with all provisions thereof, including the notice provisions therein, and that the Company complies with applicable requirements relating to payment of the Breakup Fee.

         Section 9.2. Effect of Termination or Abandonment.

                  (a) In the event of termination of this Agreement or the abandonment of the Merger by either Parent, Acquisition Sub or the Company as provided in Section 9.1 without the breach of any covenant or obligation of the Company on the one hand, or the Parent and Acquisition Sub on the other hand, contained in this Agreement or any related agreement (including the exhibits thereto), there shall be no liability on the part of either the Company or Parent or Acquisition Sub or their respective officers or directors, except for the fees provided for in Section 9.2(b), (c) and (e), provided, nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentations or breach of this Agreement prior to termination.

                  (b) The Company shall promptly, but in no event later than two Business Days after termination, pay to the Parent a fee of $500,000 ("Expense Fee") to defray the expenses incurred by Parent in connection herewith, payable by wire transfer of immediately available funds if this Agreement is terminated or the transactions contemplated herein fails to close for any reason other than
(i) termination in accordance with Sections 9.1(a), (b)(iii) or (iv) (unless the court order, judgment or decree enjoining, restraining or prohibiting the Merger was sought by the Company or any of its Affiliates in which case the Expense Fee shall be paid), 9.1(c)(iv), 9.1(c)(v) (unless the failure to qualify as a pooling of interests is a result of the Company or any Significant Shareholder intentionally taking any action or failing to take any action after the date of this Agreement), 9.1(d)(i), 9.1(d)(ii), 9.1(d)(iii), or (ii) the failure of Parent or Acquisition Sub to satisfy the closing conditions (which are obligations of the Parent or Acquisition Sub) set forth in Section 8.2.

                  (c) If this Agreement is terminated pursuant to Section 9.1(d)(v) or if this Agreement is terminated or the transactions contemplated herein fails to close as a result of (i) the breach of Section 7.2 by the Company or any of its Affiliates; (ii) the failure to satisfy the condition set forth in Section 8.1(a); (iii) the Company or any of its Subsidiaries having entered into an agreement with any third party relating to the acquisition of the Company's capital stock, options or other securities of the Company (except agreements in the ordinary course of the Company's business consistent with prior practices for amounts which are less than or equal to 5% of the Company's then issued and outstanding securities), the acquisition of any significant portion of the Company's assets, or for any other merger, joint venture, recapitalization, consolidation or business combination relating to the Company prior to January 31, 1999, or one year from the Termination Date if the Termination Date is extended beyond January 31, 1998 ("Company Acquisition"), then the Company shall promptly upon the earlier of (x) the termination of this Agreement, or (y) the date of the Company Acquisition, pay to the Parent a fee of $2,000,000 ("Breakup Fee"), with a credit for any Expense Fee already paid to the Parent by the Company, as the Parent's sole and exclusive remedy together with its rights under the Stock Option Agreement, to defray the Parent's out-of-pocket and other expenses, lost opportunity costs and the costs of tying up capital, payable by wire transfer of immediately available funds.

                  (d) The Company acknowledges that the agreements contained in
Section 9.2(b) and (c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if Company fails to promptly pay the amounts due pursuant to this Section 9.2(b) and (c), and in order to obtain such payment, Parent or Acquisition Sub commences a suit which results in a judgment against the Company for such fees, Company shall also pay to Parent its costs and expenses (including attorney's fees and expenses) in connection with such suit, together with interest at 10% per annum from the date such payment was due hereunder.

                  (e) If this Agreement is terminated or the transactions contemplated herein fails to close as a result of the failure to satisfy the condition set forth in Section 8.3(p) as a result of the Parent's intentionally taking any action or intentionally failing to take any action after the date of this Agreement (other than those disclosed in the Parent Disclosure Schedule) that causes the Merger to fail as a "pooling of interests" for accounting, reporting and tax purposes, the Parent shall promptly pay to Company, but in no event later than two Business Days after the termination of this Agreement $500,000 to defray the out-of-pocket and other expenses and lost opportunity costs incurred by the Company in connection herewith as the Company's sole and exclusive remedy, payable by wire transfer of immediately available funds.

                  (f) The Parent acknowledges that the agreements contained in
Section 9.2(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement. Accordingly, if Parent fails to promptly pay the amounts due pursuant to this Section 9.2(e), and in order to obtain such payment, Company commences a suit which results in a judgment against the Parent for such fees, Parent shall also pay to Company its costs and expenses (including attorney's fees and expenses) in connection with such suit, together with interest at 10% per annum from the date such payment was due hereunder.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.1. Indemnification. The Company (the "Indemnifying Party") shall indemnify, defend and hold harmless each of Parent, Acquisition Sub, any corporation affiliated with Parent, and any director, officer, stockholder, employee or agent of any of them (each, an "Indemnified Party") from and against all claims, liabilities, losses, costs, deficiencies, damages (including punitive, consequential or treble damages) or expenses, including reasonable attorneys' fees and costs, interest and penalties in connection therewith, and expenses and costs of investigation, obligations, liens, assessments, judgments and fines ("Indemnified Loss") which may be sustained, suffered or incurred by an Indemnified Party to the extent resulting or arising in any way from (regardless of any investigation or inquiry by the Parent at any time, provided, that no Indemnified Person shall be entitled to indemnification under this Agreement with respect to the breach of any representation or warranty of the Company, if the Parent had Actual Knowledge of the existence and scope of such breach):

                  (a) The breach of any agreement, covenant, representation, warranty, or other obligation of Company made or incurred under or pursuant to this Agreement, the Stock Option Agreement or any other agreement or document delivered pursuant thereto or in connection herewith;

                  (b) The assertion against any Indemnified Party of any liability or obligation of Company or its affiliates or in connection with the business of the Company or any of its Subsidiaries conducted prior to the Closing Date;

                  (c) The assertion of any claim for injury, property or economic damage, or other product or strict liability claim arising from the design, manufacture, sale or distribution of or exposure to any product or component thereof or the provision of any service by Company or any Subsidiary prior to the Closing Date;

                  (d) Any violation by the Company or any of its Subsidiaries of or liability under any Environmental Law (including remediation expenses), the Occupational Safety and Health Act or any other U.S. federal, state or local or any foreign statute, regulation, ordinance or other requirement regulating or otherwise affecting public health, employee health and safety, any employee wage and labor law regulation (including for the failure to pay required overtime payments), including any such liability arising out of the conduct prior to the Closing Date which is imposed upon Parent (whether or not disclosed or required to be disclosed on the Company Disclosure Schedule);

                  (e) The presence on any real property owned, used or leased by the Company or any of its Subsidiaries or in the improvements thereon at or prior to the Closing Date, including without limitation the soil, sub-soil and groundwater, of "hazardous substances," "hazardous waste," "hazardous constituents" and "solid waste" (as those terms are defined in any applicable U.S. federal, state or local or foreign statute, regulation, ordinance or requirement of any kind) in any quantity;

                  (f) The liability of the Company or any of its Subsidiaries for its own Taxes or its liability, if any, for Taxes of others, including, but not limited to the Company or any affiliate (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6), damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Company (i) for any taxable period ending on or before the Effective Time or as a result of this transaction (including any Section 338(h)(10) election) or (ii) for any taxable period as a result of a breach of any of the representations or warranties contained in Section 4.19 hereof;

                  (g) Any criminal misconduct by the Company or any of its Subsidiaries, whether or not disclosed or required to be disclosed on the Company Disclosure Schedule;

                  (h) Any breach of any agreement, covenant, representation, warranty or other obligation by Dachis under the Irrevocable Proxy Agreement, the Selling Shareholder's Agreement or the Escrow Agreement;

                  (i) Any breach of any agreement, covenant, representation, warranty or other obligation by the Company under the Stock Option Agreement; and/or

                  (k) Any losses arising out of any joint liability due to affiliations, partnerships, joint ventures, associations or other similar business arrangements, whether by contract or by operation of law in which Company or Dachis participated prior to the Closing Date.

         Section 10.2. Participation in Litigation. In the event any suit or other proceeding is initiated against an Indemnified Party with respect to which Parent alleges the Company is or may be obligated to indemnify an Indemnified Party hereunder, the Company shall be entitled to participate in such suit or proceeding, at its expense and by counsel of its choosing, provided that (a) such counsel is reasonably satisfactory to Parent, and (b) Parent shall retain primary control over such suit or proceeding. Such counsel shall be afforded access to all information pertinent to the suit or proceeding in question. Parent shall not settle or otherwise compromise any such suit or proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, if the effect of such settlement or compromise would be to impose liability on the Company hereunder.

         Section 10.3. Claims Procedure. In the event from time to time Parent believes that it or any other Indemnified Party has or will suffer any Indemnified Loss for which the Company is obligated to indemnify it hereunder ("Indemnified Event"), it shall promptly notify the Company in writing of the matter, specifying therein the reason why Parent believes that the Company is or will be obligated to indemnify, the amount, if liquidated, to be indemnified, and the basis on which Parent has calculated such amount; if not yet liquidated, the notice shall so state. The failure of the Indemnified Party to give such notification shall not affect the indemnification provided in this Agreement. The Indemnified Party may seek, and has sole and unfettered discretion in seeking, indemnification from any other Person (including, without limitation, Dachis) before or while seeking indemnification from the Indemnifying Party in accordance with the terms of this Agreement and the Selling Shareholder's Agreement, and nothing herein shall create any duty to seek indemnification from the Indemnifying Party. An Indemnified Party may not seek indemnification under this Article X for any amounts that the Indemnified Party has actually received under any insurance policy, unless such recovery is sought pursuant to the subrogation rights of the insurer. Any Indemnified Party may in its sole and exclusive discretion determine whether or not it will seek insurance payments/coverage under such policy. The Indemnified Party shall retain sole and unfettered discretion to submit a claim seeking coverage under a policy of insurance and nothing herein shall create a duty to submit such claim. The Company shall pay any amount to be indemnified hereunder not more than five days after receipt of notice from Parent of the liquidated amount to be indemnified ("Indemnification Amount") in accordance with Section 10.4. In the event any payment is made after such fifth day, it shall bear interest from (and including) the date due (but excluding the date of payment), at an interest rate equal to five percent above the Prime Rate in effect on the date such payment became due, but in no event to exceed the maximum contract rate permitted under Applicable Laws, provided, however, that no such payment shall be due so long as it is the subject of any bona fide, reasonable contest.

         Section 10.4. Payment of Indemnification Losses. The Company shall pay the Indemnified Loss of any Indemnified Party within ten (10) days of receipt of notice from that Indemnified Party of an Indemnified Loss, unless the Company has given a notice of dispute of the Indemnified Loss to the Indemnified Party and the Escrow Agent, in which case the claim for Indemnified Loss shall be subject to the provisions of Article XI of this Agreement.

                  In order to preserve the pooling of interests treatment for the Merger as anticipated by this Agreement, all Indemnified Losses (whether to be paid pursuant to this Agreement or pursuant to an Award in accordance with
Article XI) shall be payable as follows:

                  (a) if the Indemnifying Party is the beneficial owner of Parent Common Stock, through the surrender for cancellation of that number of Certificates representing Parent Common Stock equal to (i) the total amount of the Indemnified Loss divided by (ii) the Viad Price at the Effective Time, regardless of the fair market value of the Parent Common Stock on the date of payment; or

                  (b) if the Indemnifying Party does not own a sufficient number of shares of Parent Common Stock to satisfy the Indemnified Loss, through the payment of cash by wire transfer of immediately available funds to an account designated by Parent of an amount equal to the amount of the Indemnified Loss not paid in Parent Common Stock in accordance with Section 10.4(a).

         Section 10.5. Limitations on Liability. The Company shall not have any obligation to indemnify any Indemnified Party or Parties from, against, for or in respect of any Indemnified Loss until such time as the Indemnified Party has suffered an aggregate loss by reason of all such indemnity obligations in excess of $500,000, in which case, the Company shall be required to indemnify such Indemnified Party or Parties for the full amount of their losses, without deduction. None of the limitations in this Article X shall apply to any matter giving rise to a claim which, or the delay in discovery of which, is the consequence of fraud or intentional concealment by the Company.

                                   ARTICLE XI

                               DISPUTE RESOLUTION

         Section 11.1. Representatives. (a) Subject to Section 11.1(b), if any dispute arises under or relates to this Agreement, at the written request of either party each party will appoint a designated representative (the "Representative") to meet for the purpose of resolving the dispute. The Representatives will meet at a mutually agreeable place within 10 days after either party makes a written request to the other for such a meeting. The Representatives will honor reasonable requests to exchange information related to the dispute and will make an effort to negotiate a resolution to the dispute.

Negotiations shall continue until the dispute is resolved or until either party informs the other in writing that negotiations will not result in a mutually acceptable resolution and a mediator should be appointed.

                  (b) The parties hereto agree that the circumstance in which disputes between them will not be subject to the provisions of this Article XI is where (i) there is an alleged breach of any provision of this Agreement relating to Intellectual Property, confidentiality or nondisclosure, (ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that irreparable harm to such party may result from the breach such that equitable or other relief in the form of a temporary restraining order or other immediate injunctive relief is the only adequate remedy, or (iii) the determination of the satisfaction of the conditions to the obligations of Parent and Acquisition Sub as set forth in
Section 8.3. The question of damages, if any, incurred by such party as a result of such breach will be resolved pursuant to the dispute resolution procedures set forth in this Article XI.

         Section 11.2. Mediation. In the event that the dispute is not resolved under Section 11.1, the dispute shall be submitted to nonbinding mediation (the "Mediation"). The parties shall appoint a mutually agreeable neutral mediator (the "Mediator"). If the parties are unable to agree on a Mediator within 10 days after the mediation is requested, either party may refer the matter to the office of the American Arbitration Association ("AAA") for the limited purpose of having AAA provide a panel of seven names from which the parties will select a Mediator. If the parties are unable to agree on a person on the panel, the parties shall alternately strike names from the panel until one name is left on the panel. A coin toss will determine which party is entitled to strike the first name. Except as otherwise provided in this Agreement or as the parties may agree otherwise at the time of the Mediation, the Mediation shall be conducted pursuant to the Commercial Mediation Rules of the AAA, as it may be amended from time to time. The Mediation shall be conducted within 30 days after the appointment of the Mediator. The parties shall share equally the cost of the Mediation, including, but not limited to, fees of the Mediator, the cost, if any, of obtaining a location for the Mediation and any filing fee. If during the Mediation the parties reach a settlement of all or any of their disputes, they shall reduce the settlement to the form of a written settlement agreement which shall be binding upon the parties. The Mediation may be terminated only after both parties have participated in the Mediation and are unable to agree on a settlement. Mediation discussions or opinions of the Mediator are confidential and may not be relied upon, referred to or introduced as evidence in any subsequent arbitration or other proceeding.

         Section 11.3. Arbitration.

                  (a) In the event the dispute is not resolved under Section 11.2, the parties agree that the dispute shall be resolved by a private arbitration conducted by one arbitrator. Within 10 days after the termination of negotiations pursuant to Section 11.2, the parties shall agree upon one arbitrator, selected from a permanent panel of no fewer than fifteen names agreed upon by the parties (the "Permanent Panel"). The parties shall select the arbitrator from the Permanent Panel by alternately striking names until only one name remains on the Permanent Panel. A toss of a coin will determine which party is to strike the first name. Neither party may choose as its arbitrator the person who was its Representative under Section 11.2 of this Agreement or any person who participated in the Mediation or any person who is an officer, director or employee of either party or any affiliated entity of either party, or a person who has a direct or indirect personal or financial interest in the outcome of the arbitration.

                  (b) The Arbitrator shall set a hearing date for an arbitration (the "Hearing") within 90 days from the date the Arbitrator is selected, unless otherwise agreed by the parties, or unless otherwise ordered by the Arbitrator at the request of either party.

                  (c) Unless otherwise agreed, within 15 days before the Hearing each party shall submit to the Arbitrator with a copy to the other party a list of all witnesses and exhibits which it intends to present at the Hearing.

                  (d) No later than 10 days before the scheduled Hearing, each party shall provide to the Board of Arbitrators a short (not to exceed five single-spaced pages or such other page limit as the Board of Arbitrators permits) a statement of its position with regard to the dispute.

                  (e) At the Hearing, each party shall, unless it waives the opportunity, make an oral opening statement, and an oral closing statement.

                  (f) The Arbitrator shall not be strictly bound by rules of procedure or rules of evidence, but shall use the Federal Rules of Evidence as a guideline in conducting the Hearing.

                  (g) When testimony is complete and each party has introduced its exhibits, subject to the provisions of this Agreement, and each party has made a closing statement pursuant the provisions of this Agreement or waived the opportunity to do so, the Arbitrator shall declare the Hearing closed; provided, however, the parties may submit post-hearing briefs pursuant to an agreed upon schedule or one formulated by the Arbitrator.

                  (h) The Hearing shall be held at a location agreed upon by the parties and convenient for the Arbitrator, or if the parties cannot agree upon a location, at a location designated by the Arbitrator.

                  (i) The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the Arbitrator; (ii) representatives of each party; (iii) each party's attorneys and attorneys' assistants or advisors, if any, including expert witnesses, if any; (iv) a court reporter if requested by either party; and (v) any witnesses. The Arbitrator may sequester witnesses upon the motion of a party.

                  (j) Within 30 days of the close of the Hearing or submission of the post-hearing briefs, the Arbitrator shall issue a written opinion and award (the "Award"), based on evidence, arguments and post-hearing briefs, if any. The Award shall be a decision of the Arbitrator, shall resolve the parties' dispute, and shall be final and binding on the parties. The fact that an opinion is issued does not enlarge or restrict the authority of a court provided in the Arbitration Act to review the arbitration proceedings or the Award. The Arbitrator shall have the Award delivered to each Party in accordance with Section 10.4.

                  (k) Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a party or its attorneys and any Arbitrator from the time the Arbitrator is appointed until after the parties receive the Award.

                  (l) The parties may agree to submit the dispute to the Arbitrator without a Hearing, in which event the Arbitrator will render and deliver to the parties a written opinion and Award within 30 days of being notified that the parties waive the Hearing.

                  (m) Notwithstanding any other provision of this Agreement, the Arbitrator shall have no power to delete from, add to, nor modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

                  (n) The arbitration shall be governed by the laws of the State of Minnesota, including without limitation the provisions of the Minnesota Uniform Arbitration Act, except as otherwise provided in this Agreement.

                  (o) The parties shall share equally the costs and expenses of the arbitration, including, but not limited to, filing fees, fees of the arbitrators and costs, if any, of obtaining a location for the arbitration. Each party shall bear its own witness and expert fees, and copying and travel expenses. Each party shall bear its own attorney fees relating to the dispute.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         Section 12.1. Definitions. Capitalized terms used in this Agreement without definition herein shall have the meaning set forth in Schedule A attached hereto.

         Section 12.2. Amendment and Modification. To the extent permitted by Applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Company, and Parent, whether before or after approval of this Agreement by the stockholders of Company and Acquisition Sub (if in existence at the time) or approval of the transactions contemplated by this Agreement by the Board of Directors of Parent.

         Section 12.3. Waiver. Any failure of Company on the one hand, or Parent or Acquisition Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent or Acquisition Sub on the one hand, or Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.3.

         Section 12.4. Survival. (a) Subject to Section 12.4(b), the respective representations, warranties, covenants and agreements of Company on the one hand and Parent and Acquisition Sub on the other hand contained herein or in any certificates or other documents delivered prior to or at the Closing shall not survive the execution and delivery of the Closing, but shall terminate at the Effective Time, except for those contained in Section 1.2 (Effects of the Merger), Article III (Conversion of Shares), Section 7.6 (Expenses), Section 7.7 (Agreement to Cooperate),
Section 7.8 (Confidentiality), 7.9 (Tax Treatment), 7.10 (Pooling), 7.13 (Continuation of Indemnities; No Circular Indemnities), 9.2 (Effect of Termination or Abandonment), Article X (Indemnification), Article XI (Dispute Resolution), 12.4 (Survival), 12.5 (Notices), 12.6 (Assignment), 12.7 (Expenses), 12.8 (Governing Law), 12.11 (Severability), 12.12 (Specific Performance), 12.14 (Disclosure Schedules) and 12.16 (Parties in Interest).

                  (b) With respect to the representations and warranties of the Company set forth in Article IV, such representations and warranties shall survive for a period of one year following the Closing Date, except for the non-filing of any Tax Returns or the non-payment of any Taxes to any Governmental Authority in which case, such representations and warranties shall survive until the expiration of the applicable statute of limitations.

                  (c) The survival of the Closing of the Company's representations and warranties shall not create, expand, alter or diminish any right of any Indemnified Party against any current or former officer, director or shareholder of Company, such rights being unaltered, and neither increased or diminished hereby.

         Section 12.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice).

                  (a)      If to Acquisition Sub or Parent, to:

                           Viad Corp
                           1850 North Central Avenue
                           Phoenix, Arizona  85077
                           Attn: Peter Novak, Vice President and General Counsel
                           Telephone:  (602) 207-5913
                           Facsimile:  (602) 207-5480

                           with a copy to:

                           Travelers Express Company, Inc.
                           1550 Utica Avenue South, Mail Stop 8060
                           Minneapolis, Minnesota  55416
                           Attn:  Michael Berry
                           Telephone:  (612) 591-3820
                           Facsimile:  (612) 591-3870
                           and to:

                           Bryan Cave LLP
                           2800 North Central Avenue
                           Phoenix, Arizona  85253
                           Attn:  Frank M. Placenti, Esq.
                           Telephone:  (602) 280-8451
                           Facsimile:  (602) 266-5938

                  (b)      If to the Company to:

                           Game Financial Corporation
                           13705 First Avenue North
                           Minneapolis, Minn.  55441
                           Attn:  Gary A. Dachis
                           Telephone:  (612) 404-6580
                           Facsimile:  (612) 476-8051

                           with a copy to:

                           Ravich, Meyer, Wilson, Kirkman, McGrath & Nauman, PA 4545 IDS Center
                           Minneapolis, Minn.  55402
                           Attn:  Paul H. Ravich, Esq.
                           Telephone:  (612) 332-8511
                           Facsimile:  (612) 332-8302

         Section 12.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Parent or Acquisition Sub may assign to any direct subsidiary of Parent, including Travelers Express Company, Inc. and Surviving Corporation, any and all rights, interests and obligations of Parent or of Acquisition Sub under this Agreement.

         Section 12.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Section 7.6, above.

         Section 12.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Minnesota.

         Section 12.9. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 12.10. Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to the Employment Agreements, Stock Option Agreement, the Selling Shareholder's Agreement, the Irrevocable Proxy Agreement, the Escrow Agreement, the Confidentiality Letter and Exhibits and Schedules, the Disclosure Schedules referred to herein, which Exhibits and Disclosure Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 12.11. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

         Section 12.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         Section 12.13. Advice of Counsel. Each party represents and warrants that in executing this Agreement: (a) such party has had the opportunity to obtain independent accounting, financial, investment, legal, tax and other appropriate advice; (b) the terms of the Agreement have been carefully read by such party and its consequences explained to such party by his, her or its independent advisors; (c) such party fully understands the terms and consequences of this Agreement; (d) such party has not relied on any inducements, promises or representations made by the other party (except those expressly set forth herein) or the accountants, attorneys or other agents representing or serving the other party; and (e) such party's execution of this Agreement is free and voluntary.

         Section 12.14. Disclosure Schedules. Company and Parent acknowledge that the Schedules to this Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule (a) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (b) are qualified in their entirety by reference to specific provisions of this Agreement, (c) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Company or Parent, as the case may be, except to the extent required by this Agreement, and (d) disclosure of the information contained in one section of the Company or Parent Disclosure Schedule shall not be deemed as proper disclosure for all sections of Company or Parent Disclosure Schedule, as the case may be, unless specific cross reference citations are made.

         Section 12.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 12.16. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Surviving Corporation and nothing in this Agreement or on any instrument or document executed by any party in connection with the transactions contemplated hereby, express or implied, is intended to confer upon any other person (other than the Surviving Corporation) any rights or remedies of any nature whatsoever under this Agreement.








                           [Intentionally left blank.]

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized and Parent have caused this Agreement to be signed on behalf of Acquisition Sub, as of the date first written above.

                                   VIAD CORP,
                                   A Delaware Corporation


                                   By: /s/ Philip W. Milne
                                       Name:  Philip W. Milne
                                       Title: President and CEO of
                                              Travelers Express Company, Inc.


                                   GAME ACQUISITION CORP.,
                                   a Minnesota corporation

                                   By: /s/ Philip W. Milne
                                       Name:  Philip W. Milne
                                       Title: President and CEO of
                                              Travelers Express Company, Inc.


                                   GAME FINANCIAL CORP.,
                                   A Minnesota Corporation

                                   By: /s/ Gary A. Dachis
                                       Name:  Gary A. Dachis
                                       Title: President

                                   SCHEDULE A
                                   DEFINITIONS

The following terms shall have the meanings specified in the following section of the Agreement:

Defined Word                                   Section Where Defined
------------                                   ---------------------

AAA                                                Section  11.2
Acquisition Sub                                    Introduction
Agreement                                          Introduction
Award                                              Section  11.3(j)
Breakup Fee                                        Section    9.2(c)
Certificate                                        Section    3.2(b)
Certificate of Merger                              Section    1.1
Closing                                            Section    1.4
Closing Date                                       Section    1.4
Company                                            Introduction
Company Acquisition                                Section    9.2(c)
Company Charter Documents                          Section    4.4(b)
Company 10-KSB                                     Section    4.3
Company Approvals                                  Section    4.18
Company Common Stock                               Section    3.1(a)
Company Financial Statements                       Section    4.5
Company Proposals                                  Section    7.3(a)
Company Reports                                    Section    4.5
Company Required Approvals                         Section    4.4(c)
Company SEC Reports                                Section    4.5
Company Stockholders' Approval                     Section    7.4
Company Stockholders' Meeting                      Section    7.4
Contracts                                          Section    4.15(b)
Controlled Group                                   Section    4.20
Dachis                                             Recitals
Effective Time                                     Section    1.3
Escrow Agreement                                   Section    8.3(q)
Exchange Agent                                     Section    3.2(a)
Exchange Fund                                      Section    3.2(a)
Exchange Ratio                                     Section    3.1(a)
Expense Fee                                        Section    9.2(b)
Fairness Opinion                                   Section    8.1(i)
Hearing                                            Section   11.3(b)
Indemnification Amount                             Section   10.3
Indemnified Event                                  Section   10.3
Indemnified Loss                                   Section   10.1
Indemnified Party                                  Section   10.1
Indemnifying Party                                 Section   10.1
Intellectual Property                              Section    4.14
Irrevocable Proxy Agreement                        Recitals
Mediation                                          Section   11.2
Mediator                                           Section   11.2

Merger                                             Section    1.1
Merger Consideration                               Section    3.2(b)
Options                                            Section    3.4
Parent                                             Introduction
Parent Adverse Impact                              Section   4.4(c)
Parent Common Stock                                Section    3.1(a)
Parent Financial Statements                        Section    5.4
Parent Required Approvals                          Section    5.3(c)
Parent SEC Reports                                 Section    5.4
Parent 10-K                                        Section    5.2
Permanent Panel                                    Section  11.3(a)
Plan                                               Section    4.20
Prospectus/Proxy Statement                         Section    7.3(a)
Proxy Statement                                    Section    4.9
Recent Company Financial Statements                Section    4.5
Recent Company Reports                             Section    4.3
Recent Parent Financial Statements                 Section    5.4
Recent Parent Reports                              Section    5.2
Registration Statement                             Section    5.7
Selling Shareholder's Agreement                    Recitals
Stock Option Agreement                             Recitals
Surviving Corporation                              Section    1.1
Taxpayer                                           Section    4.19
Third Party Offer                                  Section    7.2(a)
Tribal Consents                                    Section    4.15(e)
Year 2000 Problem                                  Section    4.14(d)


As used in this Agreement, the following terms shall have the meaning specified below:

"Actual Knowledge" shall mean the facts and information that are within the actual knowledge of Michael J. Berry, Joseph A. Hafermann, Anthony P. Ryan and Stuart R. Meislik.

"Affiliate" with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person.

"Agreements" and "Contracts" shall include any written or oral contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understanding,-commitment, document, lease, sublease, deed, mortgage plan, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

"Applicable Laws" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, permits, concessions, grants, franchises, licenses, orders or other governmental authorization or approval of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Authority.

"Approval" shall mean any consent, waiver, license, permit, certificate or authorization.

"Breach" shall mean any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement.

"Business Day" shall mean each weekday that is not a holiday under federal or Minnesota law.

"COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations and revenue rulings and revenue procedures and amendments promulgated thereunder. All citations to the Codes or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

"Company Disclosure Schedule" shall mean the separate disclosure schedules executed and delivered by the Company simultaneously with the execution and delivery of this Agreement, as it may be amended prior to the Closing Date.

"Company Material Adverse Effect" shall mean any event, claim, occurrence or change in circumstances that would or could have a material adverse effect upon any of the properties, assets, business, financial condition, results of operations or prospects of the Company and/or its Subsidiaries or the Surviving Corporation, taken as a whole.

"Company's Counsel" shall mean any of the following firms who are acting as legal counsel to the Company: Dorsey & Witney LLP, Faegre & Benson, Kaplan, Strangis & Kaplan, P.A., Oppenheimer, Wolff & Donnelly, Briggs & Morgan, Lindquist & Vennum, PLLP, or Robins, Kaplan, Miller & Ciresi, PA.

"Dachis" shall mean Gary A. Dachis, together with his successors and assigns.

"DOJ" shall mean U.S. Department of Justice.

"Environmental Law" shall mean all Applicable Laws in effect as of the Closing Date issued, promulgated, approved, or entered relating to the protection of the environment, the protection of public health and safety from environmental concerns, or the protection of worker health and safety.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Agent" shall mean the Escrow Agent that is a party to the Escrow Agreement.

"Escrowed Consideration" shall have the meaning set forth in the Selling Shareholders' Agreement.

"Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulators promulgated thereunder.

"FTC" shall mean the U.S. Federal Trade Commission.

"GAAP" shall mean U.S. generally accepted accounting principles, consistently applied from period to period.

"Game Price" shall mean $10.75 per share.

"Governmental Authority" shall mean any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local, including all Native American Authorities.

"HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"IRS" shall mean the U.S. Internal Revenue Service.

"Liability" and "Liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, duties or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured.

"Maximum Indemnification Amount" shall mean Four Million and Five Hundred Thousand Dollars ($4,500,000).

"Native American Tribe" shall mean a sovereign nation state of Native American descent recognized by the United States of America.

"Native American Authority" shall mean any regulatory body, agency, instrumentality, department, commission, court, tribunal, authority, board or other governing body of any Native American Tribe.

"NYSE" shall mean the New York Stock Exchange.

"Parent Disclosure Schedule" shall mean the separate disclosure schedule executed and delivered by the Parent simultaneously with the execution and deliver of this Agreement, as it may be amended prior to the Closing Date.

"Parent Material Adverse Effect" shall mean a material adverse effect on the properties, assets, business, financial condition, results of operations or prospects of the Parent and its Subsidiaries, taken as a whole.

"Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government Authority or other legal body thereof or any other entity.

"Prime Rate" shall mean the rate of interest published by The Wall Street Journal each Business Day under the column "Money Rates" under the heading Prime Rates or if The Wall Street Journal no longer publishes the Prime Rate, the Prime Rate as established by other national financial newspapers.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Significant Shareholders" shall mean Gary A. Dachis, Stephen Weisbrod, Jeffrey
L. Ringer, Deanna Frederichs-Moose, Michael Barcelow, Louis Dachis and Jean Williams.

"Subsidiary" or "Subsidiaries" shall mean all direct or indirect subsidiaries of the Company or the Parent, as the case may be.

"Tax" shall mean any federal, state, local, Native American Tribe, foreign or provincial income, gross receipts, property, sales, profit, gross receipts, capital, use, license, excise, franchise, employment, payroll, social security, disability, occupation, property, severance, production, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority, including all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements relating to such agreements.

"Tax Return" shall mean a report, return, statements or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity and any Native American Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

"Termination Date" shall mean January 31, 1998, unless extended by the mutual agreement of the Company and the Parent.

"Transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

"Viad Price" shall mean the average of the closing sale price of Viad Common Stock as listed on the NYSE for the 30 trading day period ending four trading days prior to the Closing Date.